Exhibit 99.1

STOCK PURCHASE AGREEMENT
dated as of August 2, 2006
by and between
MediaNews Group, Inc.
and
The Hearst Corporation

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ARTICLE I TRANSACTION OVERVIEW		2

1.1.	Transaction Overview	2

ARTICLE II CLOSING ACTIONS		3

2.1.	Equity Closing	3

2.2.	MNG/Hearst Acquisition	4

2.3.	Hearst/McClatchy Closing	5

2.4.	Equity Investment Adjustments	6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF MNG		8

3.1.	Organization, Existence and Standing	8

3.2.	Capacity to Sell; Authorization	8

3.3.	Capitalization; Valid Issuance of Shares	9

3.4.	Financial Statements	10

3.5.	SEC Reports	10

3.6.	No Undisclosed Liabilities	11

3.7.	Compliance With Law; Permits	11

3.8.	Investigations; Litigation	11

3.9.	Tax Matters	11

3.10.	Brokers or Finders	12

3.11.	Sufficiency of Assets	12

3.12.	WARRANTY DISCLAIMER	12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF HEARST		13

4.1.	Organization, Existence and Standing; Ownership of the Hearst Subsidiary	13

4.2.	Capacity; Authorization	13

4.3.	Investment Intent	14

4.4.	Hearst Holding Companies	14

4.5.	Brokers or Finders	14

4.6.	WARRANTY DISCLAIMER	15

ARTICLE V COVENANTS OF THE PARTIES		15

5.1.	Conduct of the Other Business	15

5.2.	Conduct of the Non-Bay Area Business	17

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5.3.	Employment Matters	17

ARTICLE VI OTHER COVENANTS OF THE PARTIES		17

6.1.	Enforcement of Agreements	17

6.2.	Cooperation	18

6.3.	Announcements	18

6.4.	Further Assurances	19

ARTICLE VII CONDITIONS TO OBLIGATIONS		19

7.1.	Conditions to Each Party’s Obligations to Consummate the Equity Closing	19

7.2.	Conditions to Each Party’s Obligations to Consummate the Equity Closing and the MNG/Hearst Acquisition Closing	19

7.3.	Condition to Obligations of Hearst to Consummate the Equity Closing	20

7.4.	Condition to Obligations of MNG to Consummate the Equity Closing	20

ARTICLE VIII TERMINATION		21

8.1.	Termination	21

8.2.	Effect of Termination	22

ARTICLE IX INDEMNIFICATION		23

9.1.	Survival of Representations and Warranties, Indemnities	23

9.2.	MNG’s Indemnification Obligations	23

9.3.	Hearst’s Indemnification Obligations	23

9.4.	Procedure for Indemnification Claims	24

9.5.	Limitations on Indemnification	25

ARTICLE X GENERAL PROVISIONS		26

10.1.	Expenses	26

10.2.	Notices	26

10.3.	Governing Law; Consent to Jurisdiction	27

10.4.	Counterparts	27

10.5.	Headings; Schedules	27

10.6.	Entire Agreement	27

10.7.	Third-Party Beneficiaries	28

10.8.	Assignment	28

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10.9.	Specific Performance	28

10.10.	Interpretation; Absence of Presumption	28

10.11.	Severability	29

10.12.	Amendments; Waiver	29

10.13.	Assurances by MNG and Hearst	29

EXHIBITS

EXHIBIT A	Certain Definitions

EXHIBIT B	Restated Certificate

EXHIBIT C	Shareholders’ Agreement

EXHIBIT D	LLC Interest Assignment

EXHIBIT E	Services Agreement

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STOCK PURCHASE AGREEMENT
     THIS AGREEMENT is made as of August 2, 2006 by and between MediaNews Group, Inc., a Delaware corporation (“MNG”), and The Hearst Corporation, a Delaware corporation (“Hearst”). Capitalized terms not otherwise defined in this Agreement are used as defined in Exhibit A hereto.
WITNESSETH:
     WHEREAS, The McClatchy Company, a Delaware corporation (“McClatchy”), and Hearst are parties to a Stock and Asset Purchase Agreement (the “Hearst Purchase Agreement”), pursuant to which Hearst has agreed to purchase the St. Paul Pioneer Press and the Monterey Herald and certain related publications and websites (referred to in the Hearst Purchase Agreement as the “Other Business”);
     WHEREAS, McClatchy and MNG are parties to a Stock and Asset Purchase Agreement (the “MNG Purchase Agreement”), pursuant to which MNG has agreed to purchase the Contra Costa Times and the San Jose Mercury News and certain related publications and websites;
     WHEREAS, the closings under the Hearst Purchase Agreement and the MNG Purchase Agreement will occur (subject to the fulfillment of the conditions set forth therein) on the same day (the closings of the transactions contemplated by the Hearst Purchase Agreement and the MNG Purchase Agreement shall be referred in this Agreement collectively as the “McClatchy Closing”);
     WHEREAS, subject to the occurrence of the McClatchy Closing, MNG desires to issue and sell to Hearst, and Hearst desires to purchase, the Shares (the “Equity Investment”), upon the terms and subject to the conditions set forth herein; and
     WHEREAS, in connection with the Equity Investment, MNG will purchase the Other Business, and the parties desire to set out the terms and conditions of such transactions, as well as their obligations in respect of the Other Business and the Hearst Purchase Agreement in the event the Equity Investment is not consummated.
     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I
TRANSACTION OVERVIEW
     1.1. Transaction Overview. Upon and subject to the terms and conditions of this Agreement, the parties agree to effect the following transactions:
          (a) If on the date of the McClatchy Closing, the conditions set forth in Sections 7.1(b), 7.2(a), 7.3 and 7.4 hereof shall have been fulfilled, then upon the terms and subject to the terms and conditions set forth herein:
     (i) MNG and Hearst shall consummate the Equity Investment substantially simultaneously with the consummation of the McClatchy Closing and in a manner that enables Hearst’s payment of the Equity Purchase Price to fund the obligations of the MNG Designee pursuant to clause (iii) below;
     (ii) substantially simultaneously with the McClatchy Closing, Hearst and the MNG Designee shall consummate the Assignment and Assumption; and
     (iii) the MNG Designee shall consummate the MNG/McClatchy Acquisition at the McClatchy Closing, in accordance with the terms and conditions of the Hearst Purchase Agreement.
          (b) If on the date of the McClatchy Closing, any of the conditions set forth in Sections 7.1(b), 7.2(a), 7.3 and 7.4 hereof shall not have been fulfilled, then upon the terms and subject to the terms and conditions set forth herein:
     (i) at the McClatchy Closing, (x) the Hearst Holding Companies shall consummate the Hearst/McClatchy Acquisition, in accordance with the terms and conditions of the Hearst Purchase Agreement, and (y) MNG (or its designees) shall consummate the closing under the MNG Purchase Agreement at the McClatchy Closing, in accordance with the terms and conditions of the MNG Purchase Agreement;
     (ii) subject to Article VIII hereof, within (5) Business Days after the satisfaction or waiver of the last of the conditions required to be satisfied or waived pursuant to Article VII (other than those requiring the delivery of a certificate or other documents or the taking of other action, concurrently with the Equity Closing), or such other date as may be agreed upon by MNG and Hearst, (x) substantially simultaneously with the closing of the MNG/Hearst Acquisition, MNG and Hearst shall consummate the Equity Investment in a manner that enables Hearst’s payment of the Equity Purchase Price to fund the obligations of the MNG Designee described in following clauses (y) and (z) below, (y) the MNG Designee and the Hearst Subsidiary shall consummate the Assignment and Assumption and (z) the MNG Designee and the Hearst Subsidiary shall consummate the MNG/Hearst Acquisition.

     (c) In the event that the Hearst Holding Companies consummate the Hearst/McClatchy Acquisition and the conditions set forth in Article VII with respect to the Equity Closing have not been fulfilled on or prior to the three (3) month anniversary of the date of the Hearst/McClatchy Closing, then, at any time thereafter, upon the terms and subject to the terms and conditions set forth herein, and subject to Article VIII hereof, (i) Hearst or MNG may give written notice to the other of its election to require completion of the MNG/Hearst Acquisition, in which case the MNG/Hearst Acquisition Closing shall be held on a mutually agreeable date not later than ninety (90) days after the date of delivery of such notice (subject to satisfaction or waiver of the conditions set forth in Article VII hereof with respect to the MNG/Hearst Acquisition) and (ii) at the MNG/Hearst Acquisition Closing, (x) the MNG Designee and the Hearst Subsidiary shall consummate the Assignment and Assumption and (y) the MNG Designee and the Hearst Subsidiary shall consummate the MNG/Hearst Acquisition. Notwithstanding the foregoing, if Hearst delivers a notice pursuant to the preceding sentence and prior to the MNG/Hearst Acquisition Closing (or such earlier date prior to such date as MNG (or an Affiliate thereof) shall have become committed to consummate the financing of the purchase price for the MNG/Hearst Acquisition, other than through short-term borrowings) the conditions set forth in Article VII with respect to the Equity Closing have been fulfilled, then the notice pursuant to the preceding sentence shall be deemed rescinded and of no further force and effect and the parties shall proceed to close the Equity Investment and the MNG/Hearst Acquisition within (5) Business Days after the satisfaction of such conditions in accordance with this Agreement.
ARTICLE II
CLOSING ACTIONS
     2.1. Equity Closing.
          (a) The closing of the Equity Investment (the “Equity Closing”) shall take place at the New York offices of Hughes Hubbard & Reed LLP, at a time to be determined by the parties on the date provided in Section 1.1. The date on which the Equity Closing occurs is referred to herein as the “Equity Closing Date.”
          (b) The following actions shall be taken at the Equity Closing:
     (i) Prior to or concurrently with the Equity Closing, MNG shall adopt and file with the Secretary of State of the State of Delaware, the Amended and Restated Certificate of Incorporation substantially in the form of Exhibit B hereto (the “Restated Certificate”).
     (ii) MNG shall sell and issue to Hearst One Hundred (100) shares of Class C Common Stock of MNG, with a par value of One-Thousandth of a Dollar ($0.001) per share (“Class C Common Stock”), for an aggregate purchase price of Two Hundred Ninety-Nine Million Three Hundred Fifty Thousand U.S. Dollars ($299,350,000) (the “Equity Purchase Price”).
     (iii) MNG shall deliver (or cause to be delivered) to Hearst the following additional instruments and documents:
     (w) a certificate representing the shares of Class C Common Stock issued to Hearst pursuant to this Section 2.1(b) (the “Shares”);
     (x) a shareholders’ agreement in substantially the form of Exhibit C hereto (the “Shareholders’ Agreement”), duly executed by the required signatories thereof (other than Hearst);

     (y) copies of resolutions adopted by the Board of Directors of MNG, certified as of the Equity Closing Date by the Secretary or Assistant Secretary of MNG, approving the execution and delivery of this Agreement, the Ancillary Documents to be executed and delivered by MNG in connection with the Equity Closing, and the performance by MNG of its obligations hereunder and thereunder related to the Equity Investment; and
     (z) such other documents or instruments as Hearst reasonably requests to effect the Equity Investment.
     (iv) Hearst (x) shall pay to MNG an amount equal to the Equity Purchase Price by wire transfer of immediately available funds to an account designated by MNG a reasonable period of time prior to the Equity Closing and (y) deliver to MNG the following instruments and documents:
     (A) the Shareholders’ Agreement, duly executed by Hearst;
     (B) copies of resolutions adopted by the Board of Directors of Hearst, certified as of the Equity Closing Date by the Secretary or Assistant Secretary of Hearst, approving the execution and delivery of this Agreement and the Ancillary Documents to be executed and delivered by Hearst in connection with the Equity Investment, and the performance by Hearst of its obligations hereunder and thereunder related to the Equity Investment; and
     (C) such other documents or instruments as MNG reasonably requests to effect the Equity Investment.
     2.2. MNG/Hearst Acquisition.
          (a) The closing of the MNG/Hearst Acquisition (the “MNG/Hearst Acquisition Closing”) shall take place at the New York offices of Hughes Hubbard & Reed LLP, at a time to be determined by the parties on the date provided in Section 1.1. The date on which the MNG/Hearst Acquisition Closing occurs is referred to herein as the “MNG/Hearst Acquisition Closing Date.”
          (b) The following actions shall be taken at the MNG/Hearst Acquisition Closing:
     (i) the Hearst Subsidiary shall deliver (or cause to be delivered) to the MNG Designee the following instruments and documents:
     (w) an Assignment of LLC Interests with respect to each of the Hearst Holding Companies in substantially the form of Exhibit D hereto (collectively, the “LLC Interest Assignments”), duly executed by the Hearst Subsidiary;

     (x) a duly executed certificate that the Hearst Subsidiary is not a foreign person subject to withholding under Section 1445 of the Code;
     (y) copies of resolutions adopted by the Board of Directors of Hearst and the Hearst Subsidiary, certified as of the MNG/Hearst Acquisition Closing Date by the Secretary or Assistant Secretary of Hearst or the Hearst Subsidiary, as the case may be, approving the execution and delivery of this Agreement (in the case of Hearst) or the Ancillary Documents to be executed and delivered by the Hearst Subsidiary in connection with the MNG/Hearst Acquisition (in the case of the Hearst Subsidiary), and the performance by Hearst or the Hearst Subsidiary of its obligations hereunder (in the case of Hearst) or thereunder (in the case of the Hearst Subsidiary) in respect of the MNG/Hearst Acquisition; and
     (z) such other documents or instruments as the MNG Designee reasonably requests to effect the MNG/Hearst Acquisition.
     (ii) the MNG Designee shall pay to the Hearst Subsidiary an amount equal to the MNG/Hearst Purchase Price by wire transfer of immediately available funds to an account designated by the Hearst Subsidiary a reasonable period of time prior to the MNG/Hearst Acquisition Closing.
     (iii) the MNG Designee shall deliver (or cause to be delivered) to Hearst the following instruments and documents:
     (x) the LLC Interest Assignments, duly executed by the MNG Designee;
     (y) copies of resolutions adopted by the Board of Directors of MNG and the MNG Designee, certified as of the MNG/Hearst Acquisition Closing Date by the Secretary or Assistant Secretary of MNG or the MNG Designee, as the case may be, approving the execution and delivery of this Agreement (in the case of MNG) and the Ancillary Documents to be executed and delivered by the MNG Designee in connection with the MNG/Hearst Acquisition (in the case of the MNG Designee), and the performance by MNG or the MNG Designee of its obligations hereunder (in the case of MNG) and thereunder (in the case of the MNG Designee) in respect of the MNG/Hearst Acquisition; and
     (z) such other documents or instruments as the Hearst Subsidiary reasonably requests to effect the MNG/Hearst Acquisition.
     2.3. Hearst/McClatchy Closing. If the Hearst/McClatchy Acquisition is consummated, Hearst will cause (x) Holding Company One to consummate such transaction in respect to the St. Paul Pioneer Press (and related Assets and liabilities) and (y) Holding Company Two to consummate such transaction in respect to the Monterey Herald (and related Assets and liabilities). In consummating such transactions the applicable Hearst Holding Company will acquire ownership of the relevant Acquired Companies and Acquired Assets, and assume the relevant Assumed Liabilities.

     2.4. Equity Investment Adjustments. If the Equity Investment is consummated, the Class C Allocation Percentage and Annex A to the Allocation Policies shall each be determined pursuant to this Section 2.4.
          (a) The initial Class C Allocation Percentage set forth in the Restated Certificate shall be thirty percent (30.0%, subject to adjustment as set forth below. On or prior to the date sixty (60) days following the Equity Closing Date, MNG will prepare and deliver to Hearst a statement (the “Equity Closing Statement”) of its determination of (x) the initial amount of indebtedness allocated to the Non-Bay Area Business for purposes of Section 2(b) of the Allocation Policies (“Allocated Debt”), (y) the amount of Non-Bay Area Working Capital as of June 30, 2006 (“June 30 Working Capital”) and (z) the amount of Non-Bay Area Working Capital as of the Equity Closing Date (“Closing Working Capital”). As used herein, (x) “Non-Bay Area Working Capital” shall mean an amount equal to current assets minus current liabilities (other than Allocated Debt) of the Non-Bay Area Business, determined in accordance with GAAP, applied on a basis consistent with the application of such principles in the preparation of the Financial Statements, and (y) “Initial Adjusted Non-Bay Area Indebtedness” shall mean an amount equal to (x) the amount of Allocated Debt, plus (y) the amount, if any, that Closing Working Capital is less than June 30 Working Capital, or minus (z) the amount, if any, that Closing Working Capital is greater than June 30 Working Capital. The amount of the Allocated Debt shall be determined such that the Consolidated Total Leverage Ratios of the Bay Area Business and the Non-Bay Area Business (determined in a manner consistent with the MNG’s senior credit facility) are within fifty (50) basis points of each other (it being agreed that within that range, the decision of the amount of debt to include in Allocated Debt shall be made by MNG). If the Initial Adjusted Non-Bay Area Indebtedness (as determined pursuant to this Section 2.4(a)) is greater or less than $994,600,000, then, Hearst (if Initial Adjusted Non-Bay Area Indebtedness is less than $994,600,000) or MNG (if Initial Adjusted Non-Bay Area Indebtedness is greater than $994,600,000) shall elect that either (x) the Class C Allocation Percentage shall be adjusted in accordance with the calculation set forth on Schedule 9.5(b) to reflect the actual amount of the Initial Adjusted Non-Bay Area Indebtedness or (y) the Equity Purchase Price will be adjusted such that the Class C Allocation Percentage, after giving effect to such adjustment to the Equity Purchase Price in accordance with the calculation set forth on Schedule 9.5(b), equals thirty percent (30.0%)), and the party making such election shall pay to the other an amount equal to the increase (in the case of Hearst) or decrease (in the case of MNG) in the Equity Purchase Price, with interest calculated at the rate of 6.25% per annum from (but excluding) the date of the Equity Closing Date through and including the date of payment. The Equity Closing Statement shall set forth MNG’s determination of the Class C Allocation Percentage after giving effect to the Initial Adjusted Non-Bay Area Indebtedness determined employing the calculation set forth in Schedule 9.5(b) (the “Adjusted Class C Allocation Percentage”). MNG shall make available to Hearst such information as is reasonably requested by Hearst in connection with its review of the Equity Closing Statement. MNG shall also include on the Equity Closing Statement its determination of the Class C Conversion Rate as of the Equity Closing Date (the “Initial Class C Conversion Rate”).

     (b) Annex A to the Allocation Polices shall be as set forth in a statement (the “Annex A Closing Statement”) prepared by MNG and delivered to Hearst within ninety (90) days following the Allocation Commencement Date constituting balance sheets of each of the Bay Area Business and Non-Area Business as of the Allocation Commencement Date (as defined in the Allocation Policies). The balance sheets constituting the Annex A Closing Statement shall be prepared (x) in accordance with GAAP, applied on a basis consistent with the application of such principles in the preparation of the Financial Statements, and the Allocation Policies, (y) using the balance sheet included in the Financial Statements as a starting point, and (z) to reflect allocations of income and expense of MNG between the Bay Area Business and the Non-Bay Area Business commencing January 1, 2006, in the manner provided in the Allocation Policies (other than Section 5 thereof), except that (x) the amount of debt included therein shall be determined as provided in Section 2.4(a) and (y) cash generated by the Bay Area Business prior to the date hereof shall be deemed contributed to the Non-Bay Area Business to be used to repay debt. The balance sheet of the Non-Bay Area Business as of the Allocation Commencement Date, included in the Annex A Closing Statement, after giving effect to the resolution of any dispute pursuant to clause Section 2.4(c) below, shall be Annex A to the Allocation Policies.
     (c) Hearst shall notify MNG in writing within thirty (30) days after Hearst’s receipt of the Equity Closing Statement or the Annex A Closing Statement, as applicable, that it accepts the Equity Closing Statement or Annex A Closing Statement, as applicable, or that there is a dispute as to an item reflected thereon (including the Initial Class C Conversion Rate as provided above). Such notice will set forth Hearst’s objections, if any, to the Equity Closing Statement or Annex A Closing Statement, as applicable, in reasonable detail. The failure by Hearst to give MNG such notice within such period shall be deemed to constitute Hearst’s acceptance, as applicable, of (i) the Equity Closing Statement and the Adjusted Class C Allocation Percentage set forth thereon or (ii) the Annex A Closing Statement and MNG’s proposed Annex A to the Allocation Policies set forth thereon. The parties will use all reasonable efforts to resolve any dispute set forth in such notice, but if such dispute cannot be resolved by the parties within thirty (30) days after Hearst gives notice of such dispute, it shall be referred to KPMG LLP (the “Selected Accountants”), who shall be instructed to render their determination within sixty (60) days. The determination of the Selected Accountants shall be conclusive and binding on each party. One-half of the fees of the Selected Accountants shall be borne by MNG and one-half shall be borne by Hearst.

ARTICLE III
REPRESENTATIONS AND
WARRANTIES OF MNG
     Except as disclosed in the disclosure schedules delivered by MNG to Hearst immediately prior to the execution of this Agreement (it being agreed that any information set forth in one section of such disclosure schedules shall be deemed to apply to each other section thereof to which its relevance is reasonably apparent on its face) (the “MNG Disclosure Schedules”), MNG hereby represents and warrants to Hearst as follows as of the date hereof:
     3.1. Organization, Existence and Standing. MNG, the MNG Designee and each of the entities comprising the Non-Bay Area Business (the “Non-Bay Entities”) are each legal entities, duly organized, validly existing, and in good standing under the laws of their jurisdiction of organization and have all requisite power and authority to own, lease and operate their Assets and to carry on their businesses as presently conducted. MNG, the MNG Designee and each of the Non-Bay Area Entities are each in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of their Assets or conduct of their businesses requires such qualification, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the on the business, Assets, liabilities, financial condition or results of operations of the Non-Bay Area Business taken as a whole (a “Material Adverse Effect”).
     3.2. Capacity to Sell; Authorization. MNG has full corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to be executed and delivered by MNG and to consummate the transactions contemplated hereby and thereby to be consummated by MNG. The MNG Designee has full corporate power and authority to execute, deliver and perform the Ancillary Documents to be executed and delivered by the MNG Designee and to consummate the transactions contemplated thereby to be consummated by the MNG Designee. The execution, delivery and performance by MNG of this Agreement and the execution, delivery and performance by MNG and the MNG Designee of the Ancillary Documents to be executed and delivered by MNG and the MNG Designee and the consummation by MNG and the MNG Designee of the transactions contemplated hereby and thereby (including the sale and issuance by MNG to Hearst of the Shares) have been authorized by all necessary action on the part of MNG and the MNG Designee and do not and will not (i) contravene or violate the certificate of incorporation or by-laws (or other equivalent organizational document) of MNG and the MNG Designee; (ii) conflict with, violate, result in a breach or termination of, result in any default under, entitle any Person (with due notice or lapse of time or both) to terminate, cancel, accelerate, modify or call a default with respect to, or require a Consent in respect of, any contract, agreement, Lien, lease, Approval, order, arbitration award, judgment or decree or other commitment to which MNG, the MNG Designee or any of their respective Affiliates is a party or by which MNG, the MNG Designee or any of their respective Affiliates or any of their Assets is bound or result in the acceleration of the due date of any liability or obligation of MNG, the MNG Designee or any of its Affiliates; (iii) require MNG, the MNG Designee or any of their respective Affiliates to obtain, secure or make any Approval other than (x) compliance with and filings under the HSR Act and (y) the filing of the Restated Certificate with the Secretary of State of the State of Delaware; or (iv) conflict with, or result in a breach of, any Legal Requirement to which MNG, the MNG Designee or any of their respective Affiliates is subject. No Consent or other action by the shareholders or other security or equity holders of MNG or the MNG Designee is required in connection with the execution, delivery and performance by MNG of this Agreement and the execution, delivery and performance by MNG and the MNG Designee of the Ancillary Documents to be executed and delivered by MNG and the MNG Designee that has not heretofore been irrevocably obtained (other than approval of the Restated Charter, which will be obtained prior to the Equity Closing). This Agreement has been duly executed and delivered by MNG, and the Ancillary Documents to be executed and delivered by MNG and the MNG Designee at the Equity Closing and/or the MNG/Hearst Acquisition Closing, as the case may be, shall, as of the Equity Closing and/or the MNG/Hearst Acquisition Closing, as the case may be, have been duly executed and delivered by MNG and the MNG Designee, as applicable.

     This Agreement constitutes, and as of the Equity Closing, the Ancillary Documents to be executed and delivered by MNG will constitute, the legal, valid and binding obligation of MNG, enforceable against MNG in accordance with their respective terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy, insolvency, reorganization, moratorium or other similar Legal Requirements relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). As of the MNG/Hearst Acquisition Closing, the Ancillary Documents to be executed and delivered by the MNG Designee will constitute, the legal, valid and binding obligation of the MNG Designee, enforceable against the MNG Designee in accordance with their respective terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy, insolvency, reorganization, moratorium or other similar Legal Requirements relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     3.3. Capitalization; Valid Issuance of Shares.
          (a) The authorized capital of MNG will immediately prior to the Equity Closing consist of (i) Three Million (3,000,000) shares of Class A Common Stock, with a par value of One-Thousandth of a Dollar ($0.001) per share (“Class A Common Stock”), 2,298,346 shares of which shall be issued and outstanding immediately prior to the Equity Closing, (ii) One Hundred Fifty Thousand (150,000) shares of Class B Common Stock, with a par value of One-Thousandth of a Dollar ($0.001) per share (“Class B Common Stock”), no shares of which shall be issued and outstanding immediately prior to the Equity Closing, except as provided pursuant to the RSU Plan, and (iii) One Hundred (100) shares of Common C Stock, none of which shall be issued and outstanding immediately prior to the Equity Closing. 15,303 restricted stock units awarded under the RSU Plan are outstanding on the date hereof. Section 3.3(a) of the MNG Disclosure Schedules sets forth a list of the record owners of MNG’s capital stock as of June 30, 2006 and the number of shares owned of record by such Persons. As of the date hereof, MNG has not received a request to record the transfer of record ownership of any capital stock of MNG since June 30, 2006.
          (b) The rights and privileges of the Class C Common Stock shall be as stated in the Restated Certificate and as provided by the General Corporation Law of the State of Delaware.
          (c) Except for (i) the rights of Hearst under this Agreement and (ii) up to 150,000 restricted stock units which may be awarded to selected senior management of MNG under the RSU Plan, there are no outstanding options, warrants, rights or agreements, orally or in writing, to purchase or acquire from MNG any shares of capital stock of MNG, or any securities convertible into or exchangeable for shares of capital stock of MNG.
          (d) The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Restated Certificate, the Shareholders’ Agreement, applicable state and federal securities Legal Requirements and Liens created by or imposed by Hearst.

     3.4. Financial Statements. Attached hereto as Section 3.4 of the MNG Disclosure Schedules are true, complete and correct copies of the unaudited consolidating balance sheet of the Non-Bay Area Business as of December 31, 2005 and the related unaudited consolidating statement of operations for the Non-Bay Area Business for the twelve-month period then ended, together with certain non-GAAP explanatory footnotes (all such financial statements, the “Financial Statements”). The Financial Statements are in accordance with the books and records of MNG and its Subsidiaries. The financial information contained in the Financial Statements was derived from the financial statements of MNG included in its Reports on Form 10-K for the year ended June 30, 2005 and on Form 10-Q for the quarter ended December 31, 2005. The balance sheet included in the Financial Statements fairly presents in all material respects the consolidated financial position of MNG and its Subsidiaries in respect of the Non-Bay Area Business as of December 31, 2005, and the statements of operation included in the Financial Statements fairly presents in all material respects the results of operations of MNG and its Subsidiaries in respect of the Non-Bay Area Business for the twelve-month period then ended, in each case in conformity with GAAP applied on a consistent basis and on the same basis as applied in the preparation of MNG’s financial statements included in its Reports on Form 10-K for the year ended June 30, 2005 and on Form 10-Q for the quarter ended December 31, 2005 throughout the periods specified, except as expressly set forth therein and except that the Financial Statements omit GAAP footnotes. Except for the transactions contemplated hereby and by the Hearst Purchase Agreement, since December 31, 2005, 1 (x) the Non-Bay Area Business has been conducted in all material respects only in the ordinary course of business (including, without limitation, as to the collection of accounts receivable and the payment of accounts payable) and (y) MNG has paid no dividend or other distribution in respect of its capital stock (other than dividends that would be permitted by Section 5.2 hereof if made after the date hereof) out of the assets of the Non-Bay Area Business.
     3.5. SEC Reports. The Statements on Form 10-Q and Form 10-K filed by MNG with the Securities and Exchange Commission for its fiscal year ended June 30, 2005 and its fiscal quarters ended September 30, 2005, December 31, 2005 and March 31, 2006 (the “MNG SEC Documents”), complied in all material respects with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as the case may be, and the applicable rules and regulations promulgated thereunder, and, as of their respective dates, none of the MNG SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (b) The consolidated financial statements (including all related notes and schedules) of MNG included in the MNG Statement on Form 10-Q for the quarter ended March 31, 2006 fairly present in all material respects the consolidated financial position of MNG and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods indicated (subject to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except as set forth therein) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

1.	Disclosure schedules to list exceptions.

     3.6. No Undisclosed Liabilities. Except (a) as reflected or reserved against in the balance sheet as of December 31, 2005 included in the Financial Statements, (b) for liabilities permitted by or incurred pursuant to this Agreement, (c) for liabilities and obligations incurred in the ordinary course of business since December 31, 2005, (d) for liabilities and obligations for pension liabilities and insurance reserves, including in connection with workers compensation, (e) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, and (f) for liabilities and obligations reflected in the MNG Disclosure Schedules, as of the date hereof, the Non-Bay Area Business has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Non-Bay Area Business, other than those which would not have, individually or in the aggregate, a Material Adverse Effect.
     3.7. Compliance With Law; Permits. As of the date hereof, the Non-Bay Area Business is in compliance with and is not in default under or in violation of any applicable Legal Requirements, except where such non-compliance, default or violation would not have, individually or in the aggregate, a Material Adverse Effect.
     3.8. Investigations; Litigation. As of the date hereof, (a) there is no investigation or review pending (or, to the knowledge of MNG, threatened) by any Governmental Authority with respect to the Non-Bay Area Business and (b) there are no actions, suits, inquiries, claims, investigations or proceedings pending (or, to the knowledge of MNG, threatened) against or affecting the Non-Bay Area Business, or any of its properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Authority or arbitrator, in each case of clause (a) or (b), which would have, individually or in the aggregate, a Material Adverse Effect.
     3.9. Tax Matters.
          (a) Except as would not have, individually or in the aggregate, a Material Adverse Effect, (i) MNG and each the Non-Bay Area Entities have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them, (ii) MNG and each of the Non-Bay Area Entities have paid all Taxes that are required to be paid by any of them, except with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP, (iii) the U.S. consolidated federal income Tax Returns of MNG have been examined by the Internal Revenue Service (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired) for all periods ending on or before June 30, 2002, (iv) as of the date hereof, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of U.S. federal or state Taxes, (v) there are no liens for Taxes on any of the assets of MNG or any of the Non-Bay Area Entities other than liens for Taxes not yet due, being contested in good faith or for which adequate accruals or reserves have been established, (vi) none of MNG or any of the Non-Bay Area Entities has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Legal Requirements) and (vii) none of MNG or any of its Subsidiaries has engaged in a “reportable transaction,” within the meaning of Treas. Reg. Section 1.6011-4(b), or any transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a “listed transaction,” as set forth in Treas. Reg. Section 1.6011-4(b)(2).

          (b) As used in this Agreement, (i) “Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, taxes in the nature of excise, withholding, ad valorem or value added, and any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other person and including any liability for taxes of a predecessor entity, and (ii) “Tax Return” means any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.
     3.10. Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby based upon any agreements, written, oral or otherwise made by or on behalf of MNG or its Affiliates.
     3.11. Sufficiency of Assets. The assets reflected in the balance sheet of the Non-Bay Area Business included in the Financial Statements reflects all right, title and interest of or assets of MNG and its consolidated Subsidiaries (of the type that would be reflected on a balance sheet prepared on the same basis as such balance sheet) in assets of the Non-Bay Area Business, and the tangible assets included therein are in all material respects sufficient for the conduct of the Non-Bay Area Business in the manner in which it is presently conducted. As of the date hereof, the newspapers comprising the Non-Bay Area Business are those listed in Section 3.10 of the MNG Disclosure Schedules.
     Hearst and MNG hereby agree as follows:
     3.12. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, MNG HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER HEREIN OR OTHERWISE, AS TO THE NON-BAY AREA BUSINESS OR THE BAY AREA BUSINESS, THE ASSETS OF THE NON-BAY AREA BUSINESS OR THE BAY AREA BUSINESS, THE LIABILITIES OF THE NON-BAY AREA BUSINESS OR THE BAY AREA BUSINESS, THE SHARES, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, MNG HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER HEREIN OR OTHERWISE, AS TO THE OTHER BUSINESS, THE OTHER BUSINESS ASSETS AND INTERESTS, THE ASSETS OF THE ACQUIRED COMPANIES, THE ASSUMED LIABILITIES, THE LIABILITIES OF THE ACQUIRED COMPANIES OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING OR TO THE BUSINESS AND ASSETS PURCHASED PURSUANT TO THE MNG PURCHASE AGREEMENT OR THE HEARST PURCHASE AGREEMENT.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HEARST
     Hearst hereby represents and warrants to MNG as follows:
     4.1. Organization, Existence and Standing; Ownership of the Hearst Subsidiary. Hearst and the Hearst Subsidiary are each legal entities, duly organized, validly existing, and in good standing under the laws of the jurisdiction of their organization. At the McClatchy Closing, all of the issued and outstanding shares of capital stock of, and other voting, equity or other ownership interests in, the Hearst Subsidiary shall be held of record and beneficially by Hearst.
     4.2. Capacity; Authorization. Hearst has full corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to be executed and delivered by Hearst and to consummate the transactions contemplated hereby and thereby to be consummated by Hearst. The Hearst Subsidiary has full corporate power and authority to execute, deliver and perform the Ancillary Documents to be executed and delivered by the Hearst Subsidiary and to consummate the transactions contemplated thereby to be consummated by the Hearst Subsidiary. The execution, delivery and performance by Hearst of this Agreement and the execution, delivery and performance by Hearst and the Hearst Subsidiary of the Ancillary Documents to be executed and delivered by Hearst and the Hearst Subsidiary and the consummation by Hearst and the Hearst Subsidiary of the transactions contemplated hereby and thereby have been authorized by all necessary action on the part of Hearst and the Hearst Subsidiary and do not and will not (i) contravene or violate the certificate of incorporation or by-laws (or other equivalent organizational document) of Hearst and the Hearst Subsidiary; (ii) conflict with, violate, result in a breach or termination of, result in any default under, entitle any Person (with due notice or lapse of time or both) to terminate, cancel, accelerate, modify or call a default with respect to, or require a Consent in respect of, any contract, agreement, Lien, lease, Approval, order, arbitration award, judgment or decree or other commitment to which Hearst, the Hearst Subsidiary or any of their respective Affiliates is a party or by which Hearst, the Hearst Subsidiary or any of their respective Affiliates or any of their Assets is bound (other than, in the event the Hearst/McClatchy Acquisition is consummated at the McClatchy Closing pursuant to Section 1.1, any contract, agreement, Lien, lease, Approval, order, arbitration award, judgment or decree or other commitment of the Other Business to which the Hearst Subsidiary or any of its Affiliates (including any of the Acquired Companies) is a party or by which the Hearst Subsidiary or any of its Affiliates (including any of the Acquired Companies) or any of their Assets is bound following consummation of the Hearst/McClatchy Acquisition) or result in the acceleration of the due date of any liability or obligation of Hearst, the Hearst Subsidiary or any of its Affiliates; (iii) require Hearst, the Hearst Subsidiary or any of their respective Affiliates to obtain, secure or make any Approval other than compliance with and filings under the HSR Act; or (iv) conflict with, or result in a breach of, any Legal Requirement to which Hearst, the Hearst Subsidiary or any of their respective Affiliates is subject.

     No Consent or other action by the shareholders or other security or equity holders of Hearst or the Hearst Subsidiary is required in connection with the execution, delivery and performance by Hearst of this Agreement and the execution, delivery and performance by Hearst and the Hearst Subsidiary of the Ancillary Documents to be executed and delivered by Hearst and the Hearst Subsidiary that has not heretofore been irrevocably obtained. This Agreement has been duly executed and delivered by Hearst, and the Ancillary Documents to be executed and delivered by Hearst and the Hearst Subsidiary at the Equity Closing and/or the MNG/Hearst Acquisition Closing, as the case may be, shall, as of the Equity Closing and/or the MNG/Hearst Acquisition Closing, as the case may be, have been duly executed and delivered by Hearst and the Hearst Subsidiary, as applicable. This Agreement constitutes, and as of the Equity Closing, the Ancillary Documents to be executed and delivered by Hearst will constitute, the legal, valid and binding obligation of Hearst, enforceable against Hearst in accordance with their respective terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy, insolvency, reorganization, moratorium or other similar Legal Requirements relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). As of the MNG/Hearst Acquisition Closing, the Ancillary Documents to be executed and delivered by the Hearst Subsidiary will constitute, the legal, valid and binding obligation of the Hearst Subsidiary, enforceable against the Hearst Subsidiary in accordance with their respective terms, except as such enforceability may be limited by applicable Legal Requirements relating to bankruptcy, insolvency, reorganization, moratorium or other similar Legal Requirements relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     4.3. Investment Intent. If the Equity Investment is consummated pursuant to the terms hereof, Hearst will acquire the Shares for investment and not with a view to the resale or distribution of any part thereof, nor with any present intention of selling, granting any participation in, or otherwise distributing the Shares. Hearst is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.
     4.4. Hearst Holding Companies. Hearst, directly or indirectly, owns 100% of the issued and outstanding equity interests of the Hearst Subsidiary and Hearst Holding Companies. At the MNG/Hearst Acquisition Closing, good and marketable title to the LLC Interests will be conveyed by the Hearst Subsidiary to the MNG Designee pursuant to the LLC Assignments, free and clear of all Liens. At the MNG/Hearst Acquisition Closing, the Hearst Holding Companies will have no liabilities or Assets other than the Acquired Liabilities, the Acquired Assets and equity interests in the Acquired Companies, and will have good and marketable title to the Acquired Assets and 100% of the outstanding equity interests of the Acquired Companies.
     4.5. Brokers or Finders. Other than Lazard Frères & Co., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby based upon any agreements, written, oral or otherwise made by or on behalf of Hearst or its Affiliates.

     MNG and Hearst hereby agree as follows:
     4.6. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, HEARST HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER HEREIN OR OTHERWISE, AS TO THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING.
ARTICLE V
COVENANTS OF THE PARTIES
     5.1. Conduct of the Other Business.
     If the Hearst/McClatchy Acquisition is consummated, then from and after the date of the McClatchy Closing and until the earlier of the MNG/Hearst Acquisition Closing or termination of this Agreement in accordance with Section 8.1:
          (a) MNG shall manage all of the operations of the Other Business to the maximum extent permitted by applicable Legal Requirements. MNG shall receive a management fee in an amount equal to the EBITDA of the Other Business during the period of MNG’s management, payable monthly. It is agreed that during any period of ownership by Hearst of the Other Business, Hearst (i) shall act as the nominee of MNG and the parties agree to treat MNG as the owner of the Other Business for federal, state and local income tax purposes, and (ii) MNG shall manage the Other Business at its sole expense and for its own account and Hearst shall have no obligation to contribute any funds or otherwise make any funds available to the Other Business.
          (b) Hearst agrees that during any period of ownership of the Other Business, each of the Hearst Holding Companies will not, and Hearst will not cause the Acquired Companies to, unless MNG consents in writing (which consent may be given or withheld in its sole discretion):
     (i) amend its limited liability company agreement (or other organizational document);
     (ii) change any compensation or benefits or grant any material new compensation or benefits payable to or in respect of any employee (except for regularly scheduled merit increases in the ordinary course of business);
     (iii) engage in bargaining with any union representing any employees of the Other Business, except bargaining that is done after notice to and consultation with MNG;

     (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the Assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any Assets which are material, individually or in the aggregate, to the Other Business, except in the ordinary course of business;
     (v) mortgage, pledge or subject to any Lien any of its Assets;
     (vi) incur or assume any indebtedness for borrowed money;
     (vii) sell, lease or otherwise transfer any Assets outside the ordinary course of business;
     (viii) materially change its financial accounting policies or procedures or any methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or applicable Legal Requirements and except for changes effected to conform the policies, procedures and methods with those of MNG and/or Hearst and their respective Subsidiaries;
     (ix) make, change or revoke any material Tax election or adopt or change any material accounting method in respect of Taxes;
     (x) enter into any contract or commitment, waive any right or enter into any other transaction that could reasonably be expected, individually or in the aggregate, to have a material adverse effect on its business, Assets, liabilities, financial condition or results of operations;
     (xi) settle any material claim or Action involving money damages or waive or release any material rights or claims except in the ordinary course of business;
     (xii) make or permit any material change in the general nature of its business which would in any way adversely affect the Other Business;
     (xiii) conduct any business other than the Other Business, or incur any liabilities or acquire any Assets other than liabilities of or Assets used in the Other Business; or
     (xiv) commit or agree to take, whether in writing or otherwise, any of the foregoing actions.
     (c) Hearst agrees that, if the Hearst/McClatchy Acquisition is consummated, during the period between the McClatchy Closing and the MNG/Hearst Acquisition Closing (i) Hearst will own, directly or indirectly, 100% of the issued and outstanding equity interests of the Hearst Subsidiary and Hearst Holding Companies, the Hearst Subsidiary will own 100% of the issued and outstanding LLC Interests, and the Hearst Holding Companies will directly (or indirectly through an Acquired Company) own 100% of the issued and outstanding limited liability company interests of the Acquired Companies, (ii) the Acquired Companies will not authorize or make any distribution or other payment in respect of the LLC Interests, and (iii) the Acquired Companies and the Hearst Holding Companies will not transfer any Assets to Hearst or any of its Affiliates (other than the Acquired Companies).

     It is the intent of the parties that all cash generated by the Hearst Holding Companies and Acquired Companies (and all cash transferred to or held by such entities in the Hearst/McClatchy Acquisition), after payment of operating expenses, shall be held by such entities at the MNG/Hearst Closing.
     5.2. Conduct of the Non-Bay Area Business. Except as Hearst may otherwise consent in writing, from and after the date hereof and until the earlier of the Equity Closing or termination of this Agreement in accordance with Section 8.1, MNG will operate the Non-Bay Area Business only in the ordinary course of business (including without limitation, as to the collection of accounts receivable and payment of accounts payable). Without limitation of the forgoing, during such period, except as set forth in Section 5.2 of the MNG Disclosure Schedules, MNG will not (i) declare or pay dividends (or make any distributions) in excess of $25,000,000 on its Class A Common Stock or (ii) sell Assets that are part of the Non-Bay Area Business other than ordinary course dispositions of non-material Assets.
     5.3. Employment Matters. Unless the MNG Designee shall consummate the MNG/McClatchy Acquisition at the McClatchy Closing, the parties shall enter into a services agreement as of the date of the McClatchy Closing in the form of Exhibit E hereto (the “Services Agreement”), pursuant to which MNG will provide payroll services and will administer, for and on behalf of the Other Business, all employee benefit plans (as specified in the Services Agreement) covering the employees of the Other Business. The Services Agreement will remain in effect in accordance with its terms until the earlier of the MNG/Hearst Acquisition Closing or termination of this Agreement in accordance with Section 8.1.
ARTICLE VI
OTHER COVENANTS OF THE PARTIES
     6.1. Enforcement of Agreements.
          (a) Hearst agrees that, unless MNG otherwise consents in writing (such consent not to be unreasonably withheld or delayed), Hearst and the Hearst Subsidiary will (i) use reasonable best efforts to enforce their material rights under, and will not amend, or agree to amend, the Hearst Purchase Agreement and any other agreement or instrument entered into or delivered pursuant thereto, and (ii) not waive any (x) condition to their obligations or (y) material rights thereunder.
          (b) MNG agrees that, unless Hearst otherwise consents in writing (such consent not to be unreasonably withheld or delayed), MNG will (i) use reasonable best efforts to enforce its material rights under, and will not amend, or agree to amend, the MNG Purchase Agreement and any other agreement or instrument entered into or delivered pursuant thereto, and (ii) not waive any (x) condition to its obligations or (y) material rights thereunder.

     6.2. Cooperation.
          (a) Hearst and MNG will each promptly make all required filings under the HSR Act in connection with the consummation of the Equity Investment.
          (b) Hearst and MNG will each promptly give notice to the other upon becoming aware that any Action is pending or threatened by or before any court or arbitrator, or any other Governmental Authority, in each case, with respect to the transactions contemplated by this Agreement. Hearst and MNG (i) will cooperate with each other in connection with the prosecution, investigation or defense of any such Action, (ii) will supply promptly all information reasonably and legally requested by the other, by any such court or arbitrator or other Governmental Authority or by any party to any such Action and (iii) will each use their reasonable best efforts to cause any such Action to be determined as promptly as practicable and in a manner which does not impact adversely on, and is consistent with, the transactions contemplated by this Agreement and the Ancillary Documents.
          (c) Without limiting the specific obligations of MNG and Hearst under any agreement or covenant hereunder, MNG and Hearst shall each use reasonable best efforts to promptly take, or cause to be taken, all actions and do, or cause to be done, all things necessary or desirable in order to consummate the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the closing conditions set forth in Article VII, including seeking to terminate any Waiting Periods as soon as practicable, (ii) obtaining, in a timely manner, any other Consents and Approvals required to be obtained from any third party or Government Authority in connection with the consummation of the transactions contemplated by this Agreement and (iii) furnishing the other party and to the other party’s counsel all such information as may be reasonably required in order to effectuate the foregoing actions. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will be deemed to require either party to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of Assets or businesses of such party or its Subsidiaries or Affiliates or otherwise take or commit to take actions that would limit the freedom of such party or its Subsidiaries’ or Affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries’ businesses, product lines or Assets.
          (d) In connection with the efforts to obtain all requisite Approvals and Consents for the transactions contemplated by this Agreement and the Ancillary Documents, Hearst and MNG shall each furnish to the other party as promptly as practicable, such information and reasonable assistance as the other party may reasonably request. Hearst and MNG shall each keep the other informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Authority, and to consult with each other in advance of any meeting or conference with any Governmental Authority regarding the transactions contemplated by this Agreement.
     6.3. Announcements. Except as may be required by applicable Legal Requirements or stock exchange rules (or except as may be required under the Securities Exchange Act of 1934, as amended, which MNG complies with on a voluntary basis), no party (or an Affiliate thereof) will make a public announcement of the transactions contemplated hereby without the prior consent of MNG, in the case of an announcement by Hearst (or its Affiliates), or Hearst in the case of an announcement by MNG (or its Affiliates), such consent not to be unreasonably withheld or delayed.

     6.4. Further Assurances. From time to time after the Equity Closing and/or MNG/Hearst Acquisition Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of, such instruments of assignment and transfer or other instruments or documents and take or arrange for such other actions as may reasonably be requested to complete more effectively any of the transactions provided for in this Agreement or the Ancillary Documents executed at the Equity Closing and/or the MNG/Hearst Acquisition Closing, as the case may be.
ARTICLE VII
CONDITIONS TO OBLIGATIONS
     7.1. Conditions to Each Party’s Obligations to Consummate the Equity Closing. The respective obligations of each party under this Agreement to consummate the Equity Closing are subject to the satisfaction at or prior to the Equity Closing of the following conditions:
          (a) McClatchy Closing. The McClatchy Closing shall have occurred prior to, or shall be occurring substantially simultaneously, with the Equity Closing.
          (b) HSR Act. All Waiting Periods applicable to the Equity Closing shall have expired or been terminated.
     7.2. Conditions to Each Party’s Obligations to Consummate the Equity Closing and the MNG/Hearst Acquisition Closing. The respective obligations of each party under this Agreement to consummate the Equity Closing and the MNG/Hearst Acquisition Closing are subject to the satisfaction at or prior to the Equity Closing and/or the MNG/Hearst Acquisition Closing of the following conditions:
          (a) No Injunction. No temporary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting consummation of the transactions contemplated under this Agreement to occur at the Equity Closing and/or MNG/Hearst Acquisition Closing, as applicable, shall be in effect.
          (b) Closing Deliveries. In the case of Hearst, all of the covenants and obligations that (i) MNG is required to perform or to comply with pursuant to Section 2.1(b) in the case of the Equity Closing or (ii) the MNG Designee is required to perform or to comply with pursuant to Section 2.2(b) in the case of the MNG/Hearst Acquisition, shall have been duly performed and complied with in all respects. In the case of MNG, all of the covenants and obligations that (i) Hearst is required to perform or to comply with pursuant to Section 2.1(b) in the case of the Equity Closing or (ii) the Hearst Subsidiary is required to perform or to comply with pursuant to Section 2.2(b) in the case of the MNG/Hearst Acquisition, shall have been duly performed and complied with in all respects.

     7.3. Condition to Obligations of Hearst to Consummate the Equity Closing. The obligations of Hearst under this Agreement to consummate the Equity Closing are subject to the satisfaction at or prior to the Equity Closing of the following conditions:
          (a) Restated Certificate. MNG shall have adopted and filed with the Secretary of State of the State of Delaware the Restated Certificate.
          (b) Allocation Policies. The Board of Directors of MNG shall have adopted the allocation policies set forth in Schedule 7.3(b) (the “Allocation Policies”).
          (c) Policies for Determining Fair Value. The Board of Directors of MNG shall have adopted the policies for determining Fair Value (as such term is used in the Restated Certificate) and adjustments to the Class C Allocation Percentage set forth in Schedule 7.3(c).
          (d) Absence of Certain Changes or Events. Since the date of this Agreement, no event, development or state of circumstances shall have occurred that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.
          (e) Representations and Warranties. Each of the representations and warranties made by MNG in Article III hereof shall be true and correct, in each case as of the Equity Closing Date as if made on such date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time (other than for purposes of this condition the representation and warranty contained in Section 3.6)), with such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect or a material adverse effect on the ability of MNG to perform its obligations under, and to consummate the transactions contemplated by, the Agreement and the Ancillary Documents to which MNG or any of its Affiliates are parties.
          (f) Covenants and Obligations. MNG shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by MNG at or before the Equity Closing.
          (g) Closing Certificate. MNG shall have delivered to Hearst an officer’s certificate, dated as of the Equity Closing Date and duly executed, in form and substance reasonably satisfactory to Hearst, to the effect that the conditions set forth in Section 7.3(e) and Section 7.3(f) have been satisfied.
     7.4. Condition to Obligations of MNG to Consummate the Equity Closing. The obligations of MNG under this Agreement to consummate the Equity Closing are subject to the satisfaction at or prior to the Equity Closing of the following conditions:
          (a) Representations and Warranties. Each of the representations and warranties made by Hearst in Article IV hereof shall be true and correct, in each case as of the Equity Closing Date as if made on such date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time), with such exceptions as would not individually or in the aggregate, result in a material adverse effect on the ability of Hearst to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Documents to which Hearst or any of its Affiliates is a party.

          (b) Covenants and Obligations. Hearst shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Hearst at or before the Equity Closing.
          (c) Closing Certificate. Hearst shall have delivered to MNG an officer’s certificates, dated as of the Equity Closing Date and duly executed, in form and substance reasonably satisfactory to MNG, to the effect that the conditions set forth in this Section 7.4(a) and Section 7.4(b) have been satisfied.
ARTICLE VIII
TERMINATION
     8.1. Termination. This Agreement may be terminated at any time on or prior to the Equity Closing Date:
          (a) by the written consent of Hearst and MNG;
          (b) by Hearst or MNG by giving written notice to the other party, if a permanent injunction has been issued restraining or prohibiting in any material respect the transactions contemplated hereby;
          (c) by Hearst by giving written notice to MNG, if any of the conditions set forth in Article VII of this Agreement to Hearst’s obligations to consummate the Equity Closing or the MNG/Hearst Acquisition Closing have become incapable of fulfillment, other than as a result of action or inaction taken by Hearst (or its Affiliates) in contravention of this Agreement;
          (d) by MNG by giving written notice to Hearst, if any of the conditions set forth in Article VIII of this Agreement to MNG’s obligations to consummate the Equity Closing or the MNG/Hearst Acquisition Closing have become incapable of fulfillment, other than as a result of action or inaction taken by MNG (or its Affiliates) in contravention of this Agreement;
          (e) immediately, without any action by either Hearst or MNG, upon termination of the Hearst Purchase Agreement;
          (f) by Hearst or MNG by giving written notice to the other party, if the Hearst/McClatchy Acquisition has been consummated and the MNG/Hearst Acquisition has not been consummated by the one-year anniversary of the McClatchy Closing, other than as a result of action or inaction by the party or parties seeking to terminate this Agreement (or any of their respective Affiliates) in contravention of this Agreement; or
          (g) immediately, without any action by either Hearst or MNG, upon consummation of the MNG/Hearst Acquisition pursuant to Section 1.1(c) (except during such period as such acquisition is financed by MNG with short-term borrowings).

     8.2. Effect of Termination.
          (a) Upon the termination of this Agreement pursuant to Section 8.1, except for the obligations contained in Section 10.1 and paragraph (b) of this Section 8.2, the representations and warranties contained in Sections 3.10 and 4.5, the obligations contained in Article IX (to the extent relating to Sections 3.10, 4.5 and 10.1) and the Letter Agreements, which will survive any termination of this Agreement, this Agreement shall forthwith become null and void, and no party or any of its Affiliates, officers, directors, employees, agents, consultants, shareholders, members or principals shall have any rights, liabilities or obligations hereunder or with respect hereto; except that nothing contained herein shall relieve any party from liability for any failure to comply with any covenant or agreement contained herein, and the provisions of Article IX hereof shall in each such case survive any termination of this Agreement with respect to any such failure.
          (b) Notwithstanding any other provision of this Agreement, if following consummation of the Hearst/McClatchy Acquisition, this Agreement is terminated pursuant to Section 8.1 and the MNG/Hearst Acquisition has not been consummated as required hereunder, such termination shall not relieve MNG of its obligation to cause the MNG Designee to consummate the MNG/Hearst Acquisition pursuant to this Agreement. In addition, notwithstanding any other provision of this Agreement or the termination of this Agreement, MNG shall indemnify the Hearst Indemnified Parties from and against any and all Losses arising out of, resulting from, related to or associated with (1) Hearst’s performance of its obligations under the Hearst Purchase Agreement, including, without limitation, Section 6.4 of the Hearst Purchase Agreement, other than to the extent such Losses arise from the willful misconduct of any Hearst Indemnified Party, and (2) any failure by MNG to perform its obligations hereunder to consummate the MNG/Hearst Acquisition, and (z) the parties agree that the intention of the agreements contained in this sentence is to put each of Hearst and MNG in the same economic position they would have been in if the MNG Designee had purchased the Other Business directly from McClatchy at the McClatchy Closing and the Hearst Subsidiary had never directly owned the Other Business (provided that it is the intent of the parties that Hearst is under all circumstances to bear its own expenses in connection with the Hearst Purchase Agreement and this Agreement, as provided by Section 10.1).
          (c) Notwithstanding any other provision of this Agreement, if the Hearst/McClatchy Closing occurs but the Equity Closing does not occur (other than as a result of a breach of this Agreement by Hearst), then MNG shall reimburse Hearst for an amount equal to Hearst’s cost of funds (calculated on the basis of an annual interest rate of 6.25%) in respect of the cash purchase price paid by the Hearst or its Affiliates at the Hearst/McClatchy Closing (as adjusted for any working capital adjustment and including the portion of Banc of America Securities’ investment banking fee paid by Hearst of its Affiliates) over the period of Hearst’s ownership of the Other Business until the closing of the MNG/Hearst Acquisition.

ARTICLE IX
INDEMNIFICATION
     9.1. Survival of Representations and Warranties, Indemnities. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or any Schedule hereto will indefinitely survive (and not be affected in any way by) the Equity Closing and/or the MNG/Hearst Acquisition Closing or any investigation and inquiry made (or omitted) by or on behalf of Hearst, MNG or their representatives or any information that any party or their representatives may receive, except that (i) the representations and warranties contained in Sections 3.4, 3.5, 3.6, 3.7 and 3.8 shall terminate on the date that is eighteen (18) months after the Equity Closing Date, (ii) each representation and warranty contained in Section 3.9 shall terminate on the date that is forty-five (45) days following the expiration of the statute of limitation applicable to the matter to which such representation or warranty relates and (iii) the representations and warranties contained herein (other than those contained in Section 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 4.4 and 4.5) shall terminate on the third anniversary of the date hereof; provided, however, that such representations and warranties shall survive to the extent a claim for indemnification or other claim based upon, resulting from or arising out of a breach or inaccuracy of such representations and warranties is made prior to such date until such claim is finally resolved.
     9.2. MNG’s Indemnification Obligations. MNG shall indemnify and hold harmless Hearst and its Affiliates and the respective directors, officers and employees of the foregoing Persons (“Hearst Indemnified Parties”) from and against:
     (a) any and all Losses which exist, or which are imposed on, incurred by or asserted against any one or more of the Hearst Indemnified Parties, based upon, resulting from or arising out of any (x) breach or inaccuracy of any representation or warranty made by MNG in Article III (subject to Section 9.5(b)), or (y) breach of any agreement or covenant made by MNG (or the MNG Designee) in this Agreement or any Ancillary Document (other than the Shareholders’ Agreement), and
     (b) any cost or expense (including settlement costs and reasonable attorneys’, accountants’ and experts’ fees and court costs) incurred by Hearst Indemnified Parties in connection with any of the foregoing (including any reasonable cost or expense incurred by Hearst Indemnified Parties in enforcing their rights pursuant to this Section 9.2).
No Hearst Indemnified Party shall be required to make any claim or demand against any other Person prior to the making of any claim or demand for indemnification or at any other time.
     9.3. Hearst’s Indemnification Obligations. Hearst shall indemnify and hold harmless MNG and its Affiliates and the respective directors, officers and employees of the foregoing Persons (“MNG Indemnified Parties”) against:

     (a) any and all Losses which exist, or which are imposed on, incurred by or asserted against any one or more of the MNG Indemnified Parties, based upon, resulting from or arising out of any (x) breach or inaccuracy of any representation or warranty made by Hearst in Article IV, or (y) breach of any agreement or covenant made by Hearst (or the Hearst Subsidiary) in this Agreement or any Ancillary Document (other than the Shareholders’ Agreement), and
     (b) any cost or expense (including settlement costs and reasonable attorneys’, accountants’ and experts’ fees and court costs) incurred by MNG Indemnified Parties in connection with the foregoing (including any reasonable cost or expense incurred by MNG Indemnified Parties in enforcing their rights pursuant to this Section 9.3).
No MNG Indemnified Party shall be required to make any claim or demand against any other Person prior to the making of any claim or demand for indemnification or at any other time.
     9.4. Procedure for Indemnification Claims.
          (a) Except as and to the extent provided in Section 9.5, any claim for indemnification under Sections 9.2 or 9.3 will be made in accordance with this Section 9.4. Hearst Indemnified Parties and MNG Indemnified Parties are referred to herein as “Indemnified Parties,” and the Persons from whom indemnification may be sought pursuant to Sections 9.2 and 9.3 are referred to herein as “Indemnifying Parties.”
          (b) In the case of any claim for indemnification under Section 9.2 or 9.3 (x) arising from a claim of a third Person, the Indemnified Party will give the Indemnifying Party prompt notice of such claim, but in any event not later than fifteen (15) days following the Indemnified Party’s receipt of such claim or (y) in respect of any other matter, promptly upon becoming aware of the facts and circumstances giving rise to such claim, provided that the failure to notify or a delay in notifying an Indemnifying Party as provided in this sentence will not relieve the Indemnifying Party of its obligations pursuant to Section 9.2 or 9.2, as applicable, except to the extent the Indemnifying Party is materially prejudiced by such failure or delay.
          (c) Each party shall cooperate in good faith with, make its relevant files and records available for inspection and copying by, and make its employees available and otherwise render reasonable assistance to, the other party in its defense of any such claims. Each Indemnifying Party shall have the right, at its sole expense, to control the defense of any claim brought by any third Person (as to which indemnification is sought pursuant to this Article IX) with counsel of such Indemnifying Party’s choice that is reasonably satisfactory to the Indemnified Party, and shall have the right to settle or otherwise protect against the imposition of liability with respect to such claim; provided, however, that:
     (i) the Indemnified Parties shall be entitled to participate in the defense of such claim and to employ counsel at their own expense to assist in the handling of such claim and shall have the right, but not the obligation, to assert any and all cross-claims and counterclaims they may have;
     (ii) such Indemnifying Party shall obtain the prior written approval of each Indemnified Party before entering into any settlement of any such claim or ceasing to defend against any such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against such Indemnified Party or its Affiliates;

     (iii) such Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim; and
     (iv) at the election of the Indemnified Party, such Indemnifying Party and Indemnified Party shall have joint control over the defense or settlement of any such claim, each party to employ counsel at its own expense, to the extent such claim seeks an order, injunction or other equitable relief against such Indemnified Party.
After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such claim, the Indemnifying Party shall not be liable hereunder to indemnify any Person for any legal expenses subsequently incurred in connection therewith, except as expressly provided below and provided that if there is an actual conflict of interest between the Indemnifying Party and the Indemnified Party, which in the reasonable opinion of counsel to the Indemnified Party would prevent one counsel from representing both the Indemnifying Party and the Indemnified Party in any matter, the Indemnifying Party shall be responsible for all such reasonable counsel expenses of one counsel of the Indemnified Party. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect against the imposition of any Losses as to any such claim, the Indemnified Party shall have the right, but not the obligation, to defend, contest or assert any cross-claim or counterclaim or otherwise protect against such claim and may make any compromise or settlement thereof and recover from and be indemnified by the Indemnifying Party for the entire reasonable cost thereof including from legal expenses, disbursements and all amounts paid as a result of such matter.
     9.5. Limitations on Indemnification.
          (a) Except as set forth in Section 10.9, the sole and exclusive remedy for any Losses referred to in Section 9.2 or 9.3 hereof shall be as expressly provided in this Article IX.
          (b) The sole and exclusive remedy of the Hearst Indemnified Parties with respect to any breach or inaccuracy of any of the representations and warranties made in Sections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 shall be as expressly provided in this Section 9.5(b). The Equity Purchase Price and the initial Class C Allocation Percentage have been determined based on a calculation of the “Equity Value” of the Non-Bay Area Business as set forth on Schedule 9.5(b). If (i) it is determined that a breach or inaccuracy of any of the representations and warranties made in Sections 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 has occurred and has caused the Non-Bay Area Business to incur a monetary Loss in excess of $1,000,000 (in each case of any such breach, but without regard to any Material Adverse Effect qualifications in such Sections) and (ii) the aggregate amount of all such monetary Losses (including, in respect of a monetary Loss in excess of $1,000,000, the amount of such Loss that is less than $1,000,000) is in excess of three percent (3%) of the “Equity Value” of the Non-Bay Area Business set forth on Schedule 9.5(b) (the “Deductible”), then, unless the Board of Directors of MNG determines that such liabilities shall be allocated to the Bay Area Business, the “MediaNews Group Contribution” set forth in Schedule 9.5(b) shall be reduced by the aggregate amount of such liabilities in excess of the Deductible and the Class C Allocation Percentage shall be recalculated pursuant to the formula set forth on Schedule 9.5(b) using the revised MediaNews Group Contribution.

ARTICLE X
GENERAL PROVISIONS
     10.1. Expenses. Hearst and its Affiliates, on the one hand, and MNG and its Affiliates, on the other hand, shall pay their own expenses (including the fees and expenses of their accountants, advisors, and counsel) in connection with negotiating, preparing, closing and carrying out the Hearst Purchase Agreement, this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. Any sales, use, transfer, stamp, document and other similar Taxes and charges applicable to the transactions consummated pursuant to this Agreement will be shared equally by MNG and Hearst.
     10.2. Notices. Any notice or other communication required or permitted to be given hereunder will be in writing and shall be delivered via an overnight courier such as Federal Express or delivered against receipt (including by confirmed facsimile transmission), as follows:

(a)	In the case of MNG, to:

MediaNews Group, Inc.
1560 Broadway
Suite 2100
Denver, Colorado 80202
Attention: Joseph J. Lodovic, IV
Fax No.: (303) 820-1929

with a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attention: James Modlin, Esq.
Fax No.: (212) 422-4726

(b)	In the case of Hearst, to:

The Hearst Corporation
959 Eighth Avenue
New York, NY 10019
Attention: General Counsel
Fax No.: (212) 649-2196

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Attention: Kathleen L. Werner
Fax No.: (212) 878-8526
or to such other address as the party may have furnished in writing in accordance with the provisions of this Section. Any notice or other communication shall be deemed to have been given, made and received upon receipt. Any party may change the address to which notices are to be addressed by giving the other parties notice in the manner herein set forth.
     10.3. Governing Law; Consent to Jurisdiction.
          (a) This Agreement shall be governed by the laws of the State of New York, without regard to any conflicts of law rules or principles that would result in the application of the laws of another jurisdiction.
          (b) Each party, hereby consents to, and confers exclusive jurisdiction upon, the courts of the State of New York and the Federal courts of the United States of America located in the County of New York in the State of New York, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement. Each party hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of New York, as provided in Section 10.2 herein.
     10.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute but one and the same instrument.
     10.5. Headings; Schedules. The headings, subheadings and captions in this Agreement and in any Exhibit or Schedule hereto are for reference purposes only and are not intended to affect the meaning or interpretation of this Agreement.
     10.6. Entire Agreement. This Agreement, the Ancillary Documents and the Letter Agreements contain the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all negotiations, prior discussions, agreements, arrangements, and understandings, written or oral, relating to the subject matter of this Agreement (including without limitation, the Agreement dated April 26, 2006 between MNG and Hearst Re: Investment in MediaNews Group, Inc., which is hereby terminated, except that the representation of MNG set out in paragraph 4 of such Agreement shall survive such termination) and there are no other covenants, provisions, agreements, representations or warranties, whether written or oral, between the parties.

     10.7. Third-Party Beneficiaries. This Agreement is not intended to confer upon any other Person (other than the MNG Designee and the Hearst Subsidiary, as applicable herein) any rights or remedies hereunder. The rights of Hearst Indemnified Parties and MNG Indemnified Parties under Article IX may be asserted by Hearst and MNG, respectively.
     10.8. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Notwithstanding the preceding sentence, (i) prior to the Equity Closing Date, Hearst may elect to assign its rights to acquire the Shares to a wholly-owned Subsidiary of Hearst, if such Subsidiary becomes a party to this Agreement and agrees to be bound by the representations, warranties, covenants and obligations herein, provided that no such assignment shall relieve Hearst of its obligations hereunder, and (ii) MNG may prior to the MNG/Hearst Acquisition Closing Date, elect to have one or more MNG Designees acquire all or part of the Other Business Assets and Interests at the MNG/Hearst Acquisition Closing, but in each case only if each such MNG Designee becomes a party to this Agreement and agrees to be bound by the representations, warranties, covenants and obligations herein in respect of the portion of the Other Business Assets and Interests acquired, provided that no such election shall relieve MNG of its obligations hereunder. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.
     10.9. Specific Performance. Each of the parties acknowledges that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements set forth in this Agreement were not performed by such party in accordance with its terms and therefore, such party agrees that the other party shall be entitled to specific performance, injunctive and other equitable relief in addition to any other remedy to which it may be entitled pursuant to Article IX (without the necessity of (i) proving the inadequacy as a remedy of money damages or (ii) posting a bond or other surety). The remedies under this Agreement are cumulative.
     10.10. Interpretation; Absence of Presumption.
          (a) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits, and Schedules to this Agreement unless otherwise specified, (iii) except where the context otherwise requires, references to a “party” or “parties” shall mean Hearst or MNG, or both of them as the context requires, (iv) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, and (v) the word “or” shall not be exclusive.
          (b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

     10.11. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby and the parties shall use all reasonable efforts to substitute one or more valid, legal and enforceable provisions which, insofar as practicable, implement the purposes and intents hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.
     10.12. Amendments; Waiver. This Agreement may not be amended or modified except by written agreement of the parties. No breach of any covenant, agreement, representation or warranty made herein shall be deemed waived unless expressly waived in writing by the party who might assert such breach.
     10.13. Assurances by MNG and Hearst.
          (a) MNG covenants to cause each MNG Designee (that is not MNG) to perform all of its obligations under this Agreement and each Ancillary Document and guarantees to Hearst and the Hearst Subsidiary the performance by such MNG Designees of all such obligations, and hereby waives diligence, presentment, demand, protest, notice of non-payment, and all other notices and demands whatsoever, as well as any requirement that Hearst or the Hearst Subsidiary exhaust any right or take any action against such MNG Designee, it being the intent of MNG that this guarantee be continuing, absolute and unconditional in any and all circumstances.
          (b) Hearst covenants to cause the Hearst Subsidiary and Hearst Holding Companies to perform all of their obligations under this Agreement and each Ancillary Document and guarantees to MNG and the MNG Designee the performance by the Hearst Subsidiary and Hearst Holding Companies of all such obligations, and hereby waives diligence, presentment, demand, protest, notice of non-payment, and all other notices and demands whatsoever, as well as any requirement that MNG and the MNG Designee exhaust any right or take any action against the Hearst Subsidiary and Hearst Holding Companies, it being the intent of Hearst that this guarantee be continuing, absolute and unconditional in any and all circumstances.
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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

MEDIANEWS GROUP, INC.
By:	/s/ Joseph J. Lodovic, IV
	Name:	Joseph J. Lodovic, IV
	Title:	President

THE HEARST CORPORATION
By:	/s/ James M. Asher
	Name:	James M. Asher
	Title:	Senior Vice President

EXHIBIT A
Certain Definitions
     “Acquired Assets” shall have the meaning specified in the Hearst Purchase Agreement.
     “Acquired Companies” shall have the meaning specified in the Hearst Purchase Agreement.
     “Acquired Subsidiaries” shall have the meaning specified in the Hearst Purchase Agreement.
     “Action” shall mean any actual or threatened action (at law or in equity), suit, arbitration, review, inquiry, proceeding or investigation.
     “Adjusted Class C Allocation Percentage” shall have the meaning specified in Section 2.4(a).
     “Affiliate” shall mean, with respect to a Person, another Person, directly or indirectly, through one or more intermediaries, controlled by, under common control with or which controls, the Person specified.
     “Allocated Debt” shall have the meaning specified in Section 2.4(a).
     “Allocation Commencement Date” shall have the meaning specified in the Allocation Policies.
     “Allocation Policies” shall have the meaning specified in Section 7.3(b).
     “Ancillary Documents” shall mean as applicable the Shareholders’ Agreement, LLC Interest Assignments and the instruments described in clause (x) of Section 2.2(b)(i).
     “Annex A Closing Statement” shall have the meaning specified in Section 2.4(b).
     “Approval” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval or other action of, or any filing, registration or qualification with, any Governmental Authority.
     “Assets” shall mean all properties, assets, privileges, rights, interests and claims, personal, tangible and intangible, of every type and description.
     “Assignment and Assumption” shall mean (i) if the Assignment and Assumption is consummated prior to the McClatchy Closing, the assignment by Hearst to the MNG Designee, and the assumption by the MNG Designee from Hearst, of all of Hearst’s right, title and interest in and to, and all of Hearst’s obligations under, the Hearst Purchase Agreement, and (ii) if the Assignment and Assumption is consummated after the McClatchy Closing, the assignment by the Hearst Subsidiary to the MNG Designee, and the assumption by the MNG Designee from the Hearst Subsidiary, of all of the Hearst Subsidiary’s right, title and interest in and to, and all of the Hearst Subsidiary’s obligations under, the Hearst Purchase Agreement and all agreements and instruments executed and delivered in connection with the McClatchy Closing, including the Hearst Transition Services Agreement, in each case pursuant to the Assignment Assumption Agreement.

     “Assumed Liabilities” shall have the meaning specified in the Hearst Purchase Agreement.
     “Bay Area Business” shall have the meaning specified in the Restated Certificate.
     “Business Day” shall mean any day other than a Saturday or Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.
     “Class A Common Stock” shall have the meaning specified in Section 3.3(a).
     “Class B Common Stock” shall have the meaning specified in Section 3.3(a).
     “Class C Allocation Percentage” shall have the meaning specified in the Restated Certificate.
     “Class C Common Stock” shall have the meaning specified in Section 2.1(b)(ii).
     “Class C Conversion Rate” shall have the meaning specified in the Restated Certificate.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
     “Consent” shall mean any consent or approval of, or notice, declaration, report or statement filed with or submitted to, any Person (other than an Approval).
     “Deductible” shall have the meaning specified in Section 9.5(b).
     “EBITDA” shall mean, in respect of the Other Business during any period, the sum of the amounts for such period of (i) the Other Business’ net income after Taxes, plus (ii) interest expense that has been deducted in the determination of such net income, plus (iii) federal, state and local income Taxes that have been deducted in determining such net income, plus (iv) depreciation and amortization expenses that have been deducted in determining such net income, in each case determined in accordance with GAAP.
     “Equity Closing” shall have the meaning specified in Section 2.2(a).
     “Equity Closing Adjustment” shall have the meaning specified in Section 2.4(b).
     “Equity Closing Date” shall have the meaning specified in Section 2.2(a).
     “Equity Closing Statement” shall have the meaning specified in Section 2.4(a).
     “Equity Investment” shall have the meaning specified in the Recitals to this Agreement.

     “Equity Purchase Price” shall have the meaning specified in Section 2.1(b)(ii).
     “Financial Statements” shall have the meaning specified in Section 3.4.
     “GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.
     “Governmental Authority” shall mean any national, federal, state, provincial, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over a party or any of its Assets.
     “Hearst” shall have the meaning specified in the Preamble to this Agreement.
     “Hearst Holding Companies” shall mean Holding Company One and Holding Company Two.
     “Hearst Indemnified Parties” shall have the meaning specified in Section 9.2.
     “Hearst/McClatchy Acquisition” shall mean the consummation by the Hearst Subsidiary of the acquisition of the Other Business from McClatchy pursuant to the Hearst Purchase Agreement.
     “Hearst Purchase Agreement” shall have the meaning specified in the Recitals to this Agreement.
     “Hearst Subsidiary” shall mean Hearst MNG Holdings, Inc..
     “Hearst Transition Services Agreement” shall have the meaning specified in the Hearst Purchase Agreement.
     “Holding Company One” shall mean Hearst Monterey Holdings, LLC, a Delaware limited liability company.
     “Holding Company Two” shall mean Hearst St. Paul Holdings, LLC, a Delaware limited liability company.
     “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “Indemnified Parties” shall have the meaning specified in Section 9.4(a).
     “Indemnifying Parties” shall have the meaning specified in Section 9.4(a).
     “Initial Class C Conversion Rate” shall have the meaning specified in Section 2.4(a).
     “Initial Adjusted Non-Bay Area Indebtedness” shall have the meaning specified in Section 2.4(a).

     “June 30 Working Capital” shall have the meeting specified in Section 2.4(a).
     “Legal Requirement” shall mean any judgment, decree, injunction, order, writ, ruling, law, ordinance, statute, rule, regulation, code or other requirement of any Governmental Authority, or the common law.
     “Letter Agreements” shall mean the Letter Agreement, dated April 26, 2006, between Hearst and MNG regarding the Equity Investment and the Letter Agreement dated April 26, 2006, between MNG and Hearst regarding certain cooperative efforts.
     “Liens” shall mean any claim, lien, pledge, encumbrance, mortgage, deed of trust, charge, easement, right of way, encroachment, security interest, option or any other similar right or interest.
     “LLC Interest Assignments” shall have the meaning specified in Section 2.2(b)(i)(w).
     “LLC Interests” shall mean 100% of the issued and outstanding equity interests of the Hearst Holding Companies.
     “Losses” shall mean any judgments, settlements, demands, claims, actions or causes of action, deficiencies, assessments, liabilities, losses, damages (whether direct or indirect, incidental or consequential), interest, fines and penalties, including without limitation reasonable legal and accounting costs and expenses.
     “Material Adverse Effect” shall have the meaning specified in Section 3.1.
     “McClatchy Closing” shall have the meaning specified in the Recitals to this Agreement.
     “MNG” shall have the meaning specified in the Preamble to this Agreement.
     “MNG Designee” shall mean collectively MNG or any Affiliate or Affiliates of MNG designated by MNG to acquire all or party of the Other Business, provided that in the event that the Hearst/McClatchy Acquisition is consummated and the Equity Closing has not occurred on or prior to the first anniversary of the date of this Agreement, MNG may designate any third party as a MNG Designee.
     “MNG Disclosure Schedules” shall have the meaning specified in Article III.
     “MNG Indemnified Parties” shall have the meaning specified in Section 9.3.
     “MNG/Hearst Acquisition” shall mean the consummation of the purchase by the MNG Designee of the Other Business from the Hearst Subsidiary pursuant to this Agreement.
     “MNG/Hearst Acquisition Closing” shall have the meaning specified in Section 2.2(a).
     “MNG/Hearst Acquisition Closing Date” shall have the meaning specified in Section 2.2(a).

     “MNG/Hearst Purchase Price” shall mean the net cash consideration paid by Hearst (or its Affiliates) to McClatchy under the Hearst Purchase Agreement, plus the portion of Banc of America Securities’ investment banking fee paid by Hearst or the Hearst Subsidiary.
     “MNG/McClatchy Acquisition” shall mean the consummation of the purchase by the MNG Designee of the Other Business from McClatchy pursuant to the Hearst Purchase Agreement.
     “MNG Purchase Agreement” shall have the meaning specified in the Recitals to this Agreement.
     “MNG SEC Documents” shall have the meaning specified in Section 3.5.
     “Non-Bay Area Business” shall have the meaning specified in the Restated Certificate.
     “Non-Bay Area Working Capital” shall have the meaning specified in Section 2.4(a).
     “Other Business” shall have the meaning specified in the Hearst Purchase Agreement.
     “Other Business Assets and Interests” shall mean the Acquired Assets and the outstanding equity interests of the Acquired Companies (other than the Acquired Subsidiaries).
     “Person” shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Restated Certificate” shall have the meaning specified in Section 2.1(b)(i).
     “RSU Plan” shall mean the Career Restricted Stock Unit (“RSU”) Plan of MNG.
     “Selected Accountants” shall have the meaning specified in Section 2.4(c).
     “Services Agreement” shall have the meaning specified in Section 5.3.
     “Shareholders’ Agreement” shall have the meaning specified in Section 2.1(b)(iii)(x).
     “Shares” shall have the meaning specified in Section 2.1(b)(iii)(w).
     “Subsidiaries” shall mean, with respect to a Person, any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are directly or indirectly owned by such Person, or (ii) such Person or any Subsidiary of such Person is a general partner (excluding partnerships in which such Person or any Subsidiary of such party does not have a majority of the voting interests in such partnership).
     “Taxes” shall have the meaning specified in Section 3.9(b).
     “Tax Returns” shall have the meaning specified in Section 3.9(b).
     “Waiting Period” shall mean, with respect to a proposed transaction, all applicable waiting periods (and extensions thereof) under the HSR Act.

EXHIBIT C
MediaNews Group, Inc.
Shareholders’ Agreement
     THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made effective as of _________, 2006 (the “Effective Date”), by and among The Singleton Family Voting Trust for MediaNews Group, Inc. (the “Singleton Family Voting Trust”) by Howell E. Begle Jr., Trustee, The Singleton Family Irrevocable Trust (the “Singleton Family Irrevocable Trust”) by Howell E. Begle, Jr. and Patricia Robinson, Trustees, The Singleton Family Revocable Trust (the “Singleton Family Revocable Trust”) by William Dean Singleton and Howell E. Begle, Jr., Trustees (the Singleton Family Voting Trust, the Singleton Family Irrevocable Trust and the Singleton Family Revocable Trust being sometimes collectively referred to herein as the “Singleton Shareholders”), The Scudder Family Voting Trust for MediaNews Group, Inc. (the “Scudder Family Voting Trust”) by Jean L. Scudder, Trustee, The Jean L. Scudder Irrevocable Trust (the “Jean L. Scudder Irrevocable Trust”) by Jean L. Scudder, Trustee, the Scudder Family 1987 Trust (the “Scudder Family 1987 Trust”) by Jean L. Scudder, Trustee, Charles Scudder individually, Jean L. Scudder individually, Carolyn Miller, individually, and as Trustee under The Jennifer Miller Irrevocable Trust and The Katherine Miller Irrevocable Trust, and Elizabeth H. Difani, individually, and as Trustee under The Miguel Difani Irrevocable Trust, The Chipeta Difani Irrevocable Trust, and The Katya Difani Irrevocable Trust (the Scudder Family Voting Trust, the Jean L. Scudder Irrevocable Trust, the Scudder Family 1987 Trust, Charles Scudder individually, Jean L. Scudder individually, Carolyn Miller, individually, and as Trustee under The Jennifer Miller Irrevocable Trust and The Katherine Miller Irrevocable Trust, and Elizabeth H. Difani, individually, and as Trustee under The Miguel Difani Irrevocable Trust, The Chipeta

Difani Irrevocable Trust, and The Katya Difani Irrevocable Trust, being sometimes collectively referred to herein as the “Scudder Shareholders”), Joseph J. Lodovic, IV, The Hearst Corporation, a Delaware corporation (“Hearst”), and MediaNews Group, Inc., a Delaware corporation (“MNG” or the “Company”).
     WHEREAS, the current equitable ownership of the Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of MNG is as follows:

The Singleton Family Revocable Trust	254,858.9900	Shares of Class A Common Stock

The Singleton Family Irrevocable Trust	786,426.5100	Shares of Class A Common Stock

Joseph J. Lodovic, IV	58,199.0000	Shares of Class A Common Stock

Jean L. Scudder, Individually	185,817.3750	Shares of Class A Common Stock

Charles Scudder, Individually	260,321.3750	Shares of Class A Common Stock

Jean L. Scudder, as Trustee for Kurt Miller and Gabriel Difani under The Scudder Family 1987 Trust	123,743.7450	Shares of Class A Common Stock

Jean L. Scudder, as Trustee for Benjamin Fulmer and Nina Fulmer under The Jean L. Scudder Irrevocable Trust	74,504.0000	Shares of Class A Common Stock

Elizabeth H. Difani, Individually	86,773.7917	Shares of Class A Common Stock

Elizabeth H. Difani, as Trustee under The Miguel Difani Irrevocable Trust, The Chipeta Difani Irrevocable Trust, and The Katya Difani Irrevocable Trust	132,299.6658	Shares of Class A Common Stock

Carolyn Miller, Individually	59,275.1825	Shares of Class A Common Stock

Carolyn Miller, as Trustee under The Jennifer Miller Irrevocable Trust and The Katherine Miller Irrevocable Trust	118,550.3650	Shares of Class A Common Stock

     (Each such shareholder is referred to herein as a “Class A Shareholder”);
     WHEREAS, the Class A Shareholders listed above now own, legally and beneficially, 2,140,770 shares of Class A Common Stock, representing 93.14% of the issued and outstanding shares of Class A Common Stock;
     WHEREAS, the Scudder Shareholders, the Singleton Shareholders, Joseph J. Lodovic, IV and the Company have previously entered into the Amended and Restated MediaNews Group, Inc. Shareholders Agreement, effective as of January 31, 2000, amended and restated as of March 16, 2004 and amended as of June 30, 2005 (the “Prior Shareholders’ Agreement”);
     WHEREAS, concurrently with the execution and delivery of this Agreement, Hearst is purchasing from the Company 100 shares of Class C Common Stock, par value $0.001 per share (the “Class C Common Stock”), of MNG, pursuant to the Stock Purchase Agreement, dated as of ___, 2006 (the “Stock Purchase Agreement”), by and between the Company and Hearst (Hearst and each Hearst Permitted Transferee (as defined in Section 3.03 hereof) of Class C Common Stock that executes a written acknowledgement that such Hearst Permitted Transferee is bound hereby is referred to herein as a “Class C Shareholder” and, collectively with the Class A Shareholders, the “Shareholders”);
     WHEREAS, the parties hereto desire to enter into this Agreement in order to provide a continuing framework for their relationship as (in the case of the Class A Shareholders) legal and beneficial owners of Class A Common Stock and (in the case of the Class C Shareholders) legal and beneficial owners of Class C Common Stock, and to further define their mutual obligations (and in connection therewith, to terminate the Prior Shareholders’ Agreement); and
     WHEREAS, certain capitalized terms used in this Agreement are defined in Section 9.15 below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto mutually agree as follows:
1. PROPOSED ACTIVITIES OF MNG
     1.01 Newspaper Publishing Business. Except as unanimously authorized by MNG’s Board of Directors and approved by Hearst, MNG will engage only in the business of owning and holding the securities or assets of companies that are in the business of publishing and distributing newspapers or are engaged in advertising or media based business.
2. RESTRICTIONS UPON SALE OR TRANSFER OF STOCK
     2.01 Generally. During the term of this Agreement, none of the Singleton Shareholders, the Scudder Shareholders, Hearst nor any other Person that is a party to or otherwise bound by the terms of this Agreement shall at any time sell, transfer, assign, pledge, give away or otherwise dispose of, alienate, or encumber in any manner whatsoever (each, a “Transfer”) any interest in, any shares of, or any interest in any voting trust certificates relating to, Class A Common Stock, Class C Common Stock or any other class, now or hereafter authorized, of capital stock of MNG (any such stock or interest in any voting trust certificate relating thereto being hereinafter referred to as “Stock”) beneficially owned by any of them, other than as hereinafter expressly provided in Sections 3, 4 and 5 of this Agreement, and any attempt to Transfer any Stock (or interest therein) in violation of this Agreement shall be void and of no effect and shall not be recognized or recorded in the stock transfer books of MNG. Notwithstanding the foregoing, in the event that Hearst or any Hearst Permitted Transferee desires to Transfer any shares of Class C Common Stock to any Person (other than Hearst, a Hearst Permitted Transferee or the Company), such shares must be converted into shares of

Class A Common Stock pursuant to Part A of Article FOURTH of the Amended and Restated Certificate of Incorporation of MNG (as it may be so amended from time to time, the “Restated Certificate”) in connection with such Transfer, in which case the final sentence of Section 8.01 hereof shall apply.
     2.02 Additional Restrictions. Until the earlier of (i) the date on which none of the Company’s 6 7/8% Senior Subordinated Notes due October 1, 2013 and its 6 3/8% Senior Subordinated Notes due April 1, 2014 is outstanding, or (ii) the date on which MNG’s Leverage Ratio, as such term is defined in the Indenture dated January 26, 2004 by and between the Company and The Bank of New York as Trustee, is less than 3:1, and except as otherwise provided in Section 3 or 4 hereof, no Person who is a party to or who is otherwise bound by the terms of this Agreement shall Transfer, in any manner whatsoever, any Stock (or interest therein) beneficially owned by it unless all shares of Stock of the Company then outstanding owned by the Shareholders are Transferred by the holders thereof in a single transaction or series of related transactions on the same terms.
3. PERMITTED TRANSFERS AMONG RELATED PARTIES
     3.01 Class A Permitted Transferees. During the term of this Agreement, any Class A Shareholder may at any time sell to MNG all or any portion of such Shareholder’s interest in shares of Stock, for such consideration as such Shareholder and MNG shall mutually determine appropriate, and any of the Class A Shareholders may at any time Transfer by inter vivos gift, testamentary bequest, or otherwise, for such consideration, if any, as such Person shall, in its, his or her sole discretion, determine appropriate (and without the prior consent of any other Shareholder), all or a portion of such Shareholder’s interest in shares of Stock to a family member of such Shareholder (i.e., spouse, parents, siblings, children, any descendants of the foregoing or any spouses of any of the foregoing) or to a trust for the benefit of such family member(s) or in the case of a trust, to its grantor or to its beneficiaries, provided that the Person or trustee of any trust to whom such shares are Transferred shall, together with its, his or her successors, assigns, distributees, legatees, personal representatives, any receiver or trustee in bankruptcy or trust beneficiaries, take such Stock subject to and be bound by all of the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 3 and of Sections 2, 4, 5, 6 and 7 hereof, and further provided that the transferee shall execute and deliver to MNG a written acknowledgment of the foregoing, whereupon (i) a new certificate shall be issued representing the shares of Stock Transferred and bearing the restrictive legend set forth in Section 6.01 hereof and (ii) the transferee shall be deemed to be a “Class A Shareholder” for all purposes of this Agreement, and shall have all the rights and obligations of a Class A Shareholder hereunder.
     3.02 Agreement of the Trustees. Each of the Trustees acknowledges that he or she has only bare legal title to the Stock beneficially owned by the Singleton Shareholders and the Scudder Shareholders, respectively, and he or she agrees with all parties hereto that he or she shall promptly take all action necessary and appropriate to effect the transfer of title to any Stock that is permitted or required to be Transferred by the Singleton Shareholders or the Scudder Shareholders, as the case may be, pursuant to the provisions of this Section 3 or under Section 4 or 5. Each such Trustee further agrees that he or she shall not have the power to transfer title to any of the Stock owned of record by him except pursuant to a transfer permitted or required to be made by the Singleton Shareholders or Scudder Shareholders under this Section 3 or under Section 4 or 5. All of the provisions of this Section 3.02 shall be binding upon all successors and assigns of each such Trustee.

     3.03 Hearst Permitted Transferees. During the term of this Agreement, Hearst may at any time sell to MNG all or any portion of Hearst’s interest in shares of Stock for such consideration as Hearst and MNG shall mutually determine appropriate, and Hearst may at any time Transfer, for such consideration, if any, as Hearst shall, in its sole discretion, determine appropriate (and without the prior consent of any other Shareholder), all or a portion of Hearst’s interest in Stock to one or more Affiliates of Hearst (each, a “Hearst Permitted Transferee”), provided that (i) the Person to whom such Stock is Transferred shall, together with its successors and assigns, or any receiver or trustee in bankruptcy, take such Stock subject to and be bound by all of the terms and conditions of this Agreement, including, without limitation, the provisions of this Section 3 and of Sections 2, 4, 5, 6 and 7 hereof and (ii) such transferee shall execute and deliver to MNG a written acknowledgment of the foregoing, whereupon (x) a new certificate shall be issued representing the shares of Stock Transferred and bearing the restrictive legend set forth in Section 6.01 hereof, (y) if the Transfer relates to Class A Common Stock, the transferee shall be deemed a “Class A Shareholder” for all purposes of this Agreement, and shall have all the rights and obligations of a Class A Shareholder hereunder and (z) if the Transfer relates to Class C Common Stock, the transferee shall be deemed a “Class C Shareholder” for all purposes of this Agreement, and shall have all the rights and obligations of a Class C Shareholder hereunder. Any Transfer by Hearst, directly or indirectly, of a profit or voting interest in a Hearst Permitted Transferee that owns Stock shall be treated as a Transfer of Stock by Hearst hereunder.
4. TRANSFER OF STOCK WITH CONSENT OF BOARD AND HEARST
     4.01 Transfer by Consent. During the term of this Agreement any Shareholder may at any time Transfer, with or without consideration, all or any part of his, her or its Stock free and clear of any restrictions or limitations in this Agreement, but only with the express prior consent of both (i) the Board of Directors of MNG, which consent may be granted or withheld in the sole and absolute discretion of the Board of Directors of MNG, and (ii) Hearst, which consent may be granted or withheld in the sole and absolute discretion of Hearst.
5. COMPANY’S AND SHAREHOLDERS’ OPTIONS TO PURCHASE STOCK
     5.01 Option to Purchase. Subject to the restrictions set forth in Section 2.02 hereof, should any Shareholder (for purposes of this Section 5, a “Selling Shareholder”) desire to Transfer rights in all or any part of the Selling Shareholder’s Stock in a transaction not otherwise permitted under Section 3 or 4 hereof, whether the Selling Shareholder desires to initiate a Transfer or is responding affirmatively to an offer to purchase, before doing so the Selling Shareholder shall first permit (i) the Company and thereafter (ii) the Shareholders (other than the Selling Shareholder and, prior to the conversion of the Class C Common Stock into Class A Common Stock pursuant to the Restated Certificate, Hearst or any Hearst Permitted Transferee) (the “Remaining Shareholders”) to exercise an option to purchase the shares of Stock which the Selling Shareholder desires to Transfer in accordance with the provisions of this Section 5.
     (a) Subject to the restrictions set forth in Section 2.02 above, a Shareholder may solicit third parties to purchase its Stock prior to offering the same to the Company and the Remaining Shareholders, but no Transfer to a third party may be consummated until such Stock has been offered to (i) the Company and thereafter, (ii) the Remaining Shareholders in accordance with this Agreement.
     5.02 Required Notice. Upon deciding to Transfer all or any rights in all or any part of his, her or its Stock, whether the Selling Shareholder desires to initiate a Transfer or is responding affirmatively to an offer to purchase, except for Transfers expressly authorized pursuant to Sections 3 and 4 of this Agreement, the Selling Shareholder shall simultaneously notify the Company and the Remaining Shareholders of the intended Transfer. Such notice (the “Transfer Notice”) shall contain a complete description of the proposed transaction, including the identity of any proposed Transferee, the “Purchase Price” (as such term is defined in Section 5.04 hereof) offered by the Selling Shareholder or proposed by a bona fide third party transferee and all other material terms of such disposition. The Transfer Notice shall also specify whether the Selling Shareholder is only willing to Transfer all of his, her or its Stock, or is willing to Transfer only a portion thereof, and such specifications shall control the scope of any option to purchase thereunder.
     5.03 Scope and Priority of Company’s and Remaining Shareholders’ Options.
     (a) Upon receipt of a Transfer Notice from a Selling Shareholder pursuant to Section 5.02, the Company shall thereupon have the first option to purchase all (but not less than all) of such shares of Stock tendered at the Purchase Price. Such option to purchase must be exercised by the Company within thirty (30) days after receipt of the Transfer Notice. Any exercise of such option to purchase Stock by the Company shall be made by notice in writing to the Selling Shareholder, with a copy to all other Shareholders, mailed within such thirty (30) day period. If the Company elects not to exercise such option to purchase it shall so notify in writing the Selling Shareholder, with a copy to all other Shareholders, (the “Non-Exercise Notice”) mailed within such thirty (30) day period.
     (b) If the Company fails to exercise its option to purchase all of the Selling Shareholder’s Stock in accordance with Section 5.03(a) above, then upon receipt of a notice (the “Second Transfer Notice”) from a Selling Shareholder that the Company has failed to exercise its option to purchase pursuant to Section 5.03(a) above, or that the Company has notified the Selling

Shareholder that it has elected not to exercise such option to purchase, the Remaining Shareholders shall thereupon have an option to purchase all of such shares tendered at the Purchase Price (pro rata based on each of the Remaining Shareholders’ ownership of Class A Common Stock). This option to purchase must be exercised by the Remaining Shareholders within thirty (30) days after receipt by the Remaining Shareholders of the Second Transfer Notice. If any Remaining Shareholder fails to exercise his option to purchase shares, or exercises such option to purchase less than all the shares available to him, then the other Remaining Shareholders shall have a period of thirty (30) days following the initial thirty (30) day period to acquire all or any part of such offered shares which are left (pro rata based on each of the other Remaining Shareholders’ ownership of Class A Common Stock). Any exercise of such option to purchase Stock by the Remaining Shareholder(s) shall be made by notice in writing to the Selling Shareholder, with a copy to all other Remaining Shareholders, mailed within such thirty (30) day period (or, if not all shares of the Selling Shareholder are acquired during such first period, then by notice mailed within the ten (10) day period following).
     (c) Any notice given pursuant to this Section 5 shall be given as provided in Section 9.01 of this Agreement.
     5.04 Purchase Price.
     (a) If the purchase price (the “Purchase Price”) set forth in the Transfer Notice is a bona fide all cash offer, then the Purchase Price shall be such all cash offer.
     (b) If all or any part of the Purchase Price set forth in the Transfer Notice is non-cash consideration, then the value attributable to such non-cash consideration shall be based on the Fair Market Value thereof determined pursuant to the provisions of Section 5.05 hereof. The time periods for exercise of options to purchase set forth in Sections 5.03(a) and (b) hereof shall be tolled until such time as the Fair Market Value of a non-cash offer has been determined in accordance with the provisions of Section 5.05 hereof.
     (c) As used in this Agreement, “Fair Market Value” of non-cash consideration shall mean the amount that would be paid therefor by a willing buyer to a willing seller, both knowledgeable in the relevant industry.
     5.05 Determination of Fair Market Value.
     (a) If all or any part of the Purchase Price specified in the Transfer Notice is a non-cash offer, then the Selling Shareholder and the Company may mutually agree as to the Fair Market Value of the non-cash offer. If the Selling Shareholder and the Company are unable to agree on such value within thirty (30) days after the Company and the Remaining Shareholders receive the Transfer Notice, then in such event, Fair Market Value shall be established as hereinafter provided by two independent qualified appraisers knowledgeable in the newspaper publishing industry, one to be appointed by the Selling Shareholder and the other to be appointed by majority vote of the Remaining Shareholders (irrespective of whether the Company shall exercise the option granted to it under Section 5.03 of this Agreement).
     (b) The two independent appraisers shall be appointed within thirty (30) days after receipt by the Company and Remaining Shareholders of the Transfer Notice. If either the Selling Shareholder or the Remaining Shareholders fails to appoint an appraiser within this time period, then its right to do so shall lapse, and the appraisal made by the one independent appraiser who is timely appointed shall be the Fair Market Value. If two appraisals are made, and if the higher appraisal does not exceed 110% of the lower, Fair Market Value will be the average of the two. If the two appraisals are further apart, a third appraiser will be selected within thirty (30) days by the first two appraisers, and the Fair Market Value will be deemed to be the average of the third appraisal and the one of the first two appraisals which is closer to the third. All appraisals shall be made within thirty (30) days of appointment of an appraiser and written notice of the results of such appraisal shall be given to the parties within such time. The Selling Shareholder shall pay the fee of the appraiser selected by it, and the Remaining Shareholders (irrespective of whether the Company shall exercise the option granted to it under Section 5.03 of this Agreement) shall pay the fee of the appraiser selected by them (in proportion to their respective ownership interests in the Company) with the fee of any third appraiser to be divided equally among the Selling Shareholder and the Remaining Shareholders.
     5.06 Failure To Exercise. If the Remaining Shareholders fail to exercise their option to purchase the Selling Shareholder’s Stock, the Selling Shareholder shall be free to dispose of such Stock prior to the later of (i) the last day of the ninety (90) day period commencing the sixth business day after the expiration of the Remaining Shareholders’ option and (ii) the fifth business day following receipt of regulatory approval to consummate such Transfer (the “Disposal Period”), but not below the Purchase Price offered to the Remaining Shareholders, and not to a different transferee than specified in the Transfer Notice (if any transferee was so specified), or in a materially different manner or on materially different terms. If the Stock is not disposed of within the Disposal Period then this right shall lapse and the Selling Shareholder must thereafter recommence the offering process to the Company and the Remaining Shareholders if he subsequently wishes to dispose of his shares. Any Person to whom the Stock of the Selling Shareholder is Transferred, following the Remaining Shareholders’ failure to exercise its/their option to purchase, shall take such Stock subject to and be bound by all of the terms and conditions and restrictions imposed by this Agreement for so long as Shareholders (other than the transferee and its transferees) hold more than 10% of outstanding Common Stock, including, without limitation, the provisions of this Section 5 and of Sections 2, 3, 4, 6 and 7 hereof, provided that the transferee shall execute and deliver to MNG a written acknowledgment of the foregoing, whereupon (i) a new certificate shall be issued representing the shares of Stock Transferred and bearing the restrictive legend set forth in Section 6.01 hereof and (ii) such transferee shall be deemed to be a “Class A Shareholder” for all purposes of this Agreement, and shall have all the rights and obligations of a Class A Shareholder hereunder.
     5.07 Payment of Purchase Price.
     (a) The purchaser of any Stock under this Section 5 shall pay the Purchase Price by a wire transfer of immediately available federal funds to a bank account designated by the Selling Shareholder upon a date mutually selected by the Selling Shareholder and the purchaser which is not more than ninety (90) days after the determination of the Purchase Price as hereinbefore provided (such date being herein referred to as the “Closing Date”).
     Upon receipt of the Purchase Price on the Closing Date, all interest of the Selling Shareholder in the Stock being sold shall terminate, and the Selling Shareholder shall cease to have any further rights as a Shareholder in the Stock being sold.
     On the Closing Date, the Selling Shareholder shall deliver to the purchaser a certificate or certificates duly endorsed for transfer representing all of the Stock being sold on that date by the Selling Shareholder.
     (b) Notwithstanding paragraph (a), in the case of a sale by Selling Shareholders of Class A Common Stock (in one transaction or a series of related transactions) representing less than fifty percent (50%) of the outstanding Class A Common Stock, the purchaser shall have the option of paying not less than ten percent (10%) of the total Purchase Price in cash on the

Closing Date, and giving the Selling Stockholders the purchaser’s promissory note for the balance of the Purchase Price in not more than 120 equal monthly installments of principal.
     Simple interest on the unpaid principal balance of the Purchase Price shall accrue from the Closing Date and shall be payable monthly at the base rate of interest established by Bank of America, N.A., as such rate may change from time to time, but in no event less than the minimum rate of interest that is required under the Internal Revenue Code and the regulations thereunder to avoid the imputation of a higher rate. The first installment of principal and interest shall be due on the first day of the first calendar month following the Closing Date, and such installments shall continue on the first day of each month thereafter until the entire principal balance together with interest thereon have been paid, but in any case for a period of not more than ten (10) years from the date of the first installment.
     The purchaser’s promissory note shall provide that such note shall be payable in full (i) upon the sale of all or substantially all of the assets used by MNG or its direct or indirect Subsidiaries in the operation of their business, (ii) upon the sale of fifty percent (50%) or more of the then outstanding Stock of MNG within any 180 day period, or (iii) upon the offering of any equity securities by MNG or any Subsidiary of MNG for sale to the public after the date hereof. As used in this paragraph, the term “sale” includes an exchange of assets or Stock for assets or stock, whether or not gain or loss attributable to such transaction is recognized for federal income tax purposes. However, the term “sale” shall not include any transaction by which the Stock or assets of MNG become owned by any parties to this Agreement or any transferee permitted under Section 3 hereof or any corporation or other entity that is wholly owned by one or more of the parties to this Agreement.

     If the purchaser elects such option, in order to secure the performance by the purchaser of the obligations under his or its promissory note, the purchaser shall place the stock certificate or certificates representing the Stock purchased in escrow with such Person as shall be mutually acceptable to the purchaser and seller, as escrow agent (the “Escrow Agent”), with stock powers duly endorsed in blank, as security for the payment of the unpaid principal balance and interest on the purchaser’s promissory note. The Escrow Agent may require the purchaser and seller to execute and deliver an escrow agreement more fully outlining the obligations of the Escrow Agent and otherwise containing terms and conditions typically found in escrow agreements in commercial transactions and not inconsistent with this Agreement. The promissory note given by each purchaser shall provide that upon default in payment of any installment of principal or interest if such default shall continue for more than thirty (30) days after written notice of default has been given to the purchaser by the holder of the note, the holder of the note at that time may inform the Escrow Agent in writing of the default, and thereupon, the Escrow Agent shall deliver the stock certificates and accompanying stock powers to the holder of the promissory note. Upon such delivery (1) all obligations of the Escrow Agent to all of the parties hereunder shall cease and (2) the holder of the promissory note shall be entitled to pursue whatever remedies it may have in law or equity against the purchaser.
     Voting and dividend rights (other than the rights to any liquidating dividend) with respect to the pledged Stock shall be vested in the purchaser while such Stock is held in escrow and until there has been a default in payment of interest or principal with respect to the promissory note.
     All Stock pledged hereunder and all the accompanying stock powers shall be returned to the purchaser upon full satisfaction of the promissory note.

     In addition to the provisions for payment contained above in this Section, the purchaser, at its sole option, may prepay any amount of principal or interest due on the purchaser’s promissory note at any time, without penalty. Any prepayment shall be applied against the remaining principal installments due under the note to the Selling Shareholder in the inverse order in which such installments fall due. Any prepayment shall be applied first to pay any interest that is in arrears, and then shall be applied to reduce the entire principal balance before any prepayment is applied to interest that is not in arrears.
     5.08 Hearst Purchase Option. If, prior to the conversion by Hearst and any Hearst Permitted Transferee of all of the shares of Class C Common Stock owned by them into Class A Common Stock, a Class A Shareholder, other than Hearst and any Hearst Permitted Transferee, acquires additional shares of Class A Common Stock from another Class A Shareholder pursuant to this Section 5 then, unless Hearst withheld its consent to the Company purchasing such shares pursuant to Section 5.01, Hearst shall have the right to contribute to MNG (for allocation to the Non-Bay Area Business) funds in an amount sufficient to (x) repurchase a number of such shares so purchased by the Class A Shareholder at the same price as such shares were purchased by such Class A Shareholder (and such Class A Shareholder shall sell such shares to MNG for such price) and (y) cause an adjustment to the Class C Allocation Percentage, such that the net effect of such transactions is to treat Hearst as if it had converted its Class C Common Stock into Class A Common Stock and then exercised its rights pursuant to Section 5.01 to purchase a pro rata portion of such shares. The appropriate adjustments to the Class C Allocation Percentage pursuant to the preceding sentence shall be determined in the manner provided in the Fair Value Policy (as defined below).

     5.09 Drag-Along Rights
     (a) If Scudder Shareholders and Singleton Shareholders propose to Transfer Common Stock that constitutes a majority of outstanding Common Stock in a Transfer to which the purchase rights in Section 5.01 applies and such Shareholders are Selling Shareholders (a “Majority Sale”), and neither the Company nor the Shareholders other than the Selling Shareholders have exercised purchase rights set forth in Section 5.01 of this Agreement, then the Selling Shareholders shall have the option to require each other Shareholder (a “Draggable Shareholder”), to Transfer to the proposed transferee specified in the Notice described in Section 5.02 of this Agreement on the same terms and conditions described therein that percentage of such Draggable Shareholder’s shares of Common Stock equal to the average percentage of shares of Common Stock of all Selling Shareholders being sold in the Majority Sale (the “Drag-Along Rights”), in connection with the proposed Transfer by the Selling Shareholders of their shares of Common Stock to such transferee. In connection with such Transfer, no Draggable Shareholder shall be required to give any representations or warranties or indemnities other than with respect to itself, its title to the Common Stock and the transfer of such title to the transferee free and clear of all security interest, encumbrances, claims, liens or charges of any kind (this sentence not being intended to limit a Draggable Shareholder’s responsibility for any Purchase Price adjustment or its participation in escrow arrangements).
     (b) Upon deciding to exercise their Drag-Along Rights, the Selling Shareholders shall simultaneously notify the Company and each other Shareholder in writing of their intended exercise (the “Drag-Along Notices”). Such Drag-Along Notices must be given no later than the fifth business day of the Disposal Period shall be given as provided in Section 9.01 of this Agreement.

     5.10 Tag-Along Rights.
     (a) If the Selling Shareholders have proposed to effect a Majority Sale, and neither the Company nor the Shareholders other than the Selling Shareholders have exercised their rights to purchase set forth in Section 5.01 of this Agreement, then no Selling Shareholder shall, in any one transaction or series of transactions, directly or indirectly, Transfer shares of Common Stock, unless the terms and conditions of such Transfer include an offer to the Shareholders party hereto that are not Selling Shareholders (in such context, the “Tag-Along Offerees”) to include in the Transfer to such third party, at the option of each Tag-Along Offeree, such number of shares of Common Stock owned by such Tag-Along Offeree at the time of such Transfer on the same terms and conditions (including without limitation, the proposed Purchase Price and date of Transfer) as are available to the Selling Shareholder (the “Tag-Along Rights”).
     (b) Each Tag-Along Offeree shall be entitled to include in the contemplated Transfer, at the same price and on the same terms as available to the Selling Shareholder, a number of shares of Common Stock (the “Proportionate Tag-Along Shares”) up to that percentage of such Tag-Along Offeree’s shares of Common Stock equal to the average percentage of shares of Common Stock of all Selling Shareholders being sold in the Majority Sale.
     (c) A Tag-Along Offeree may exercise its Tag-Along Rights by delivering written notice of such exercise (the “Tag-Along Exercise Notice”) to the Selling Shareholders no later than the fifth business day of the Disposal Period as provided in Section 9.01 of this Agreement.
     (d) In the event that the number of shares of Common Stock proposed to be Transferred by the Selling Shareholder, plus the proportionate number of shares of Common Stock proposed to be transferred by the Tag-Along Offerees (the “Total Transferred Shares”), exceeds the maximum number of shares of Common Stock that the third party is willing to purchase or otherwise acquire, then the number of shares of Common Stock to be Transferred by the Selling Shareholder and each Tag-Along Offeree, respectively, shall be reduced by equal percentages until the number of Total Transferred Shares equals the maximum number of shares of Common Stock that the third party is willing to purchase or otherwise acquire; provided that if such allocation would result in any such Tag-Along Offeree selling or disposing of less than the minimum number of shares of Common Stock as set forth in such Tag-Along Offeree’s Tag-Along Exercise Notice, such Tag-Along Exercise Notice shall be revoked and the shares of Common Stock which such Tag-Along Offeree would otherwise have been entitled to sell or dispose of to the Third Party shall be allocated among the Selling Shareholder and other Tag-Along Offerees who have given Tag-Along Exercise Notices pro rata (based on the number of shares of Common Stock they would otherwise have Transferred). All calculations pursuant to this Section 5.10 shall exclude and ignore any unissued shares of Common Stock of the Company issuable pursuant to Stock Options, warrants and other rights to acquire shares of Common Stock.
     5.11 Termination of Transaction Giving Rise to Drag-Along and Tag-Along Rights. Each of the Selling Shareholder and the proposed transferee shall have the right, in its sole discretion, at all times prior to the consummation of a proposed Transfer giving rise to the Drag-Along Rights and Tag-Along Rights set forth in Sections 5.09 and 5.10 of this Agreement to abandon, rescind, annul, withdraw or otherwise terminate such Transfer whereupon all Drag-Along Rights and Tag-Along Rights in respect of such Transfer shall become null and void, and neither the Selling Shareholder nor the third party shall have any liability or obligations to the Draggable Shareholders and Tag-Along Offerees with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or termination.

6. RESTRICTIVE LEGEND
     6.01 Form of Legend. All certificates for the shares of the Stock shall bear the legend set forth below.
“Sale, transfer, assignment, pledge, gift or any other disposition, alienation or encumbrance of the shares represented by this certificate is restricted by the terms of a Shareholders’ Agreement dated as of ___, 2006, among certain Shareholders and the Company, which may be examined at the office of the Company, and the Certificate of Incorporation of the Company, and such shares may be sold, transferred, assigned, pledged, given or otherwise disposed of, alienated or encumbered only upon compliance, with the terms of that Agreement, which is incorporated herein by reference, and the Certificate of Incorporation of the Company.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the ‘Act’) and may not be offered, sold, or otherwise transferred, unless and until (i) a registration statement with respect thereto is effective under the Act or (ii) in the opinion of counsel, which opinion is reasonably satisfactory in form and in substance to counsel for the Company, such offer, sale or other transfer is in compliance with the Act and any applicable state securities laws.”
     6.02 Stock Not Registered. The parties hereto expressly acknowledge and agree that the Stock is restricted as described in the above legends; and that MNG is under absolutely no obligation to, and has no plans to, register any of the Stock under the Securities Act of 1933, as amended.
7. CLASS A COMMON STOCK
     7.01 Applicability of Section 7. The covenants set forth in this Section 7 are made for the benefit only of each of the Class A Shareholders.
     7.02 Negative Covenants. MNG covenants that it shall not do, take or permit any of the following actions, unless the same shall have first been approved (i) by all directors then serving on MNG’s Board of Directors (or on any committee of the Board of Directors appointed to consider such action with the approval of all directors then serving on MNG’s Board of Directors), excluding any director that has recused him or herself from voting on the particular action, (ii) by unanimous approval of the full Executive Committee of MNG’s Board of Directors as appointed by all directors then serving on MNG’s Board of Directors, or (iii) by the holders of not less than 90% of the shares of Class A Common Stock then outstanding and held by Persons that are parties to or otherwise bound by the terms of this Agreement, and each of the Class A Shareholders covenants that he, she or it shall use its best efforts to cause MNG to refrain from such actions (and in any event not permit MNG to take any of such actions), unless they have been approved in the manner provided above:
     (a) Declare and pay any dividends on any class of its common stock;
     (b) Purchase or redeem any of its capital stock (other than pursuant to (i) MNG’s Career RSU Plan, (ii) agreements approved by all directors then serving on MNG’s Board of Directors (or on any committee of the Board of Directors appointed to consider such action with the approval of all directors then serving on MNG’s Board of Directors), excluding any director that has recused himself or herself from voting on the particular action, or (iii) Section 7(a)(ii) of Part A of Article FOURTH of the Restated Certificate);
     (c) Adopt annual capital or annual operating budgets;
     (d) Except as otherwise provided in the Restated Certificate, acquire any Subsidiary, or liquidate or dissolve itself, or merge or consolidate, or cause or permit any Subsidiary to be merged or consolidated, with any corporation (other than another Subsidiary of MNG), or enter into any transaction under which any class of its stock would be acquired or the stock of any Subsidiary would be sold, or sell, lease, encumber, convey, transfer or otherwise dispose of all or any substantial part of its assets or those of any Subsidiary (other than to another Subsidiary of MNG), or amend its Restated Certificate or Bylaws, or permit any Subsidiary to issue capital stock to any Person other than MNG (or its Subsidiaries) or elect any directors of any Subsidiary;
     (e) Issue equity securities of MNG, or securities of a class convertible into equity securities of MNG, or incur obligations of MNG to issue additional equity securities (other than the issuance of shares of Class A Common Stock upon conversion of Class B Common Stock, par value $0.001 per share, of MNG (“Class B Common Stock”) or of Class C Common Stock, in either case pursuant to Part A of Article FOURTH of the Restated Certificate);
     (f) Increase the aggregate borrowing capacity of MNG and its Subsidiaries by more than $10 million in any fiscal year under its bank credit facilities;
     (g) Enter into or acquiesce in any agreement which limits or restricts the rights of MNG or any of the parties to this Agreement to comply with the provisions of this Agreement;
     (h) Replace or discharge the chief executive officer of MNG; or
     (i) Give any consent pursuant to Section 4.01 of this Agreement.
     7.03 MNG Board Composition.
     (a) Each Class A Shareholder covenants and agrees to vote all of his, her or its shares of Class A Common Stock, whether now owned or hereafter acquired or which such Class A Shareholder may be empowered to vote, from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders (i) prior to the conversion of all of the outstanding shares of Class C Common Stock into Class A Common Stock pursuant to the Restated Certificate or after such conversion so long as Hearst and Hearst Permitted Transferees hold in the aggregate less than ten percent (10%) of the issued and outstanding shares of Class A Common Stock, MNG’s Board of Directors shall consist of an even number of directors and (A) fifty percent (50%) of directors then serving on MNG’s Board of Directors (exclusive of up to three (3) independent directors) shall be individuals designated by the Singleton Shareholders, and (B) fifty percent (50%) of directors then serving on MNG’s Board of Directors (exclusive of up to three (3) independent directors) shall be individuals designated by the Scudder Shareholders; and (ii) after the conversion of all of the outstanding shares of Class C Common Stock into Class A Common Stock pursuant to the Restated Certificate, so long as Hearst and Hearst Permitted Transferees hold in the aggregate at least ten percent (10%) of the issued and outstanding shares of Class A Common Stock, MNG’s Board of Directors shall consist of up to (10) directors to be designated as follows and up to three (3) additional independent directors and (A) the Singleton Shareholders shall be entitled to designate the number of directors (rounded down to the next whole number) determined by dividing the aggregate percentage of the issued and outstanding shares of Class A Common Stock owned by the Singleton Shareholders by ten percent (10%), (B) the Scudder Shareholders shall be entitled to designate the number of directors (rounded down to the next whole number) determined by dividing the aggregate percentage of the issued and outstanding shares of Class A Common Stock owned by the Scudder Shareholders by ten percent (10%) and (C) Hearst shall be entitled to designate the number of directors (rounded down to the next whole number) determined by dividing the aggregate percentage of the issued and outstanding shares of Class A Common Stock owned by Hearst and Hearst Permitted Transferees by ten percent (10%).
     (b) For so long as Hearst is entitled to designate at least one (1) director pursuant to Section 7.03(a), any such director designated by Hearst shall be appointed to the Executive Committee of MNG and any committee of MNG’s Board of Directors, subject to satisfaction of any independence requirements imposed by any applicable regulatory authority or by any stock exchange on which MNG’s equity securities are then listed or admitted for trading.
     (c) Each Class A Shareholder also covenants and agrees to vote all of his, her or its shares of Class A Common Stock, whether now owned or hereafter acquired or which such Class A Shareholder may be empowered to vote, from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 7.03(a) hereof (other than independent directors) may be removed from office unless such removal is directed or approved by the Class A Shareholders entitled under Section 7.03(a) to designate that director and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 7.03(a) (other than independent directors) shall be filled pursuant to the provisions of Section 7.03(a). Each Class A Shareholder agrees to execute any written consents required to effectuate the obligations of this Agreement, and MNG agrees at the request of any party entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.
     7.04 Conversion of Class C Common Stock.
     (a) Following the conversion of the outstanding shares of Class C Common Stock into Class A Common Stock pursuant to the Restated Certificate, and for so long as Hearst is entitled to designate at least one (1) director pursuant to Section 7.03(a):
(i)	The items set forth in clauses (i) through (ix), inclusive, and clauses (xiv) and (xvi), of Section 8.02 shall be deemed to be items that require approval in the manner specified in Section 7.02; provided, however, that references in such clauses to “the Non-Bay Area Business” shall be deemed to have been replaced by “MNG”;

(ii)	Hearst shall have the rights, and MNG shall continue to have the obligations, set forth in Section 8.03 with respect to each Subsidiary of MNG; and
(iii)	Without limitation of MNG’s covenants set forth in Section 7.02, any action taken by the Board of Directors of MNG or its Subsidiaries shall require the approval of at least one (1) director designated by the Singleton Shareholders and at least one (1) director designated by the Scudder Shareholders.
     (b) Provided that Hearst and Hearst Permitted Transferees have not theretofore Transferred Stock to any Person other than a Hearst Permitted Transferee, if upon conversion of the outstanding shares of Class C Common Stock into Class A Common Stock pursuant to the Restated Certificate, Hearst and Hearst Permitted Transferees hold in the aggregate less than twenty percent (20%) of the issued and outstanding shares of Class A Common Stock, then Hearst shall have the right to purchase from MNG up to that number of shares of Class A Common Stock, which, when added to the number of shares of Class A Common Stock already owned by Hearst and Hearst Permitted Transferees, equals twenty percent (20%) of the issued and outstanding shares of Class A Common Stock, at a price per share of Class A Common Stock equal to its Fair Value, determined in the manner provided in the Fair Value Policy. Hearst shall have twenty (20) days after the later of (i) the Effective Date (as defined in the Restated Certificate) of such conversion or (ii) receipt of notification from MNG of the Class C Conversion Rate (pursuant to Section 7(c)(iii) of Part A of Article FOURTH of the Restated Certificate), to exercise its purchase right pursuant to this Section 7.04(b), if applicable.

     7.05 Certain Determinations and Actions. Prior to determining to redeem the Class C Common Stock pursuant to Section 7(a)(ii) of Part A of Article FOURTH of the Restated Certificate, the Board of Directors shall (i) consult with Hearst and (ii) use reasonable commercial efforts to restructure the investment in the Non-Bay Area Business represented by the Class C Common Stock to eliminate the Tax Event (as defined in the Restated Certificate) without imposing any adverse consequences on the Company or holders of Class A Common Stock. In making any determination to convert Class C Common Stock, the Board of Directors of MNG shall not owe any fiduciary duty to the holders of Class C Common Stock and no such determination or action shall constitute a breach of any fiduciary duty the Board of Directors of MNG might otherwise be deemed to owe to holders of Class C Common Stock, and Hearst (for itself and on behalf of each Hearst Permitted Transferee) hereby agrees not to assert any such claim. Hearst will not have any approval rights pursuant to Section 8.02 with respect to any determination of the Board of Directors to convert or redeem Class C Common Stock.
8. CLASS C COMMON STOCK
     8.01 Applicability of Section 8. The covenants set forth in Sections 8.02 through 8.06 of this Section 8 are made for the benefit only of Hearst and Hearst Permitted Transferees, and only for so long as (i) Hearst and the Hearst Permitted Transferees own shares of Class C Common Stock and the Class C Allocation Percentage (as defined in the Restated Charter) is at least equal to ___percent (___%) [50% of the initial Class C Allocation Percentage] and (ii) otherwise as provided under Sections 7.04(a)(i) and 7.04(a)(ii). In the event that Hearst or any Hearst Permitted Transferee becomes the owner of any shares of Class A Common Stock, then, effective upon its acquisition thereof and without any further action on its part, Hearst or such Hearst Permitted Transferee, as the case may be, shall be deemed to be a “Class A

Shareholder” for all purposes of this Agreement, and shall have all the rights and obligations of a Class A Shareholder hereunder.
     8.02 Certain Covenants With Respect to the Class C Common Stock.
     (a) MNG covenants that it shall not, without the prior written consent of Hearst:
(i)	sell, lease, transfer or otherwise dispose of substantially all of the assets, property and goodwill of any newspaper or related publication comprising part of the Non-Bay Area Business in any fiscal year where the aggregate consideration in all such transactions in such fiscal year exceeds $15,000,000 (other than pro rata to the holders of Class A Common Stock and the holders of Class C Common Stock, based on the relative Fair Values (as defined in the Restated Certificate) of the aggregate number of outstanding shares of the Class A Common Stock and Class C Common Stock, respectively);
(ii)	commit to invest in or purchase the securities of, or any interest in, any Person, which securities or interests would be part of the Non-Bay Area Business, except pursuant to clause (iii) of this Section 8.02(a) and except for Money Market Investments;
(iii)	commit to acquire capital stock or capital assets of any Person or business that would become part of the Non-Bay Area Business in any fiscal year where the aggregate consideration paid in all such transactions in such fiscal year exceeds $15,000,000;
(iv)	except as permitted by clause (iii) of this Section 8.02(a), create, or enter into, any corporation, partnership, joint venture, association, trust or other business entity that would become part of the Non-Bay Area Business or merge or consolidate with any Person (other than a merger or consolidation which does not involve any part of the Non-Bay Area Business);
(v)	commit or cause the Non-Bay Area Business to enter into, or allocate to the Non-Bay Area Business, any contract, agreement, understanding or transaction (x) with MNG or any Affiliate of MNG which would result in imposing terms or conditions on the Non-Bay Area Business that are more onerous or less advantageous to the Non-Bay Area Business in any material respect than those customarily provided by such party with respect to the Bay Area Business or (y) with MNG or an Affiliate of MNG that involves goods, services or properties of a value of more than $1,000,000 in the aggregate over the entire term of such contract, agreement, understanding or transaction, and does not reflect arms’ length terms;
(vi)	accept any additional assets, including newspapers and related assets, in exchange for an equity interest in the Non-Bay Area Business;
(vii)	commit or cause the Non-Bay Area Business (x) to borrow any funds or (y) to enter into any capitalized leases, in each case in excess of an aggregate of $10,000,000 per year (on a combined basis), or allocate any such borrowing or leases of MNG to the Non-Bay Area Business, in each case except for (a) borrowings pursuant to any revolving credit arrangement previously approved pursuant to this Section 8.02(a) (for which purposes the Company’s senior credit facility as in effect on the Effective Date shall be deemed to be so approved), (b) refinancings or extensions of any existing indebtedness of or allocated to the Non-Bay Area Business and (c) borrowing to fund capital expenditures previously approved by MNG’s Board of Directors and, if applicable, Hearst pursuant to clause (viii) of this Section 8.02(a) or (z) enter into any hedge agreement in respect of obligations exceeding $10,000,000;
(viii)	commit or cause the Non-Bay Area Business to make, or allocate to the Non-Bay Area Business, any capital expenditure in excess of $2,500,000 individually, and $5,000,000 in the aggregate in any fiscal year, outside of approved capital and operating budgets;
(ix)	make any material change to the nature of the Non-Bay Area Business;
(x)	reallocate assets between the Bay Area Business and the Non-Bay Area Business, or designate a publication as a Bay Area Newspaper (rather than allocating such publication to the Non-Bay Area Business) for purposes of the Restated Certificate (except (x) for the purchase of the publications or related businesses in the San Francisco, Bay Area using assets of the Bay Area Business, (y) for the purchase of publications or related businesses in other areas using assets of the Bay Area Business as to which Hearst declines to agree to permit the Non-Bay Area Business to make such purchase or (z) pursuant to Section 9.5(c) of the Stock Purchase Agreement);

(xi)	make any change to the methodology employed to determine Fair Value for purposes of Part A of Article FOURTH of the Restated Certificate, as set forth in Schedule 7.3(c) to the Stock Purchase Agreement (the “Fair Value Policy”), as modified from time to time pursuant to this clause (xi);
(xii)	make any adjustment to the methodology employed to determine adjustments to the Class C Allocation Percentage as set forth in the Fair Value Policy (as modified from time to time pursuant to this clause (xii));
(xiii)	make any change to the allocation policies set forth in Schedule 7.3(b) to the Stock Purchase Agreement (as modified from time to time pursuant to this clause (xiii));
(xiv)	issue equity securities of MNG, or securities of a class convertible into equity securities of MNG, or incur obligations of MNG to issue additional equity securities (other than (x) the issuance of shares of Class A Common Stock upon conversion of Class B Common Stock or of Class C Common Stock, in either case pursuant to Part A of Article FOURTH of the Restated Certificate, or (y) the issuance of up to 150,000 shares of Class B Common Stock pursuant to outstanding restricted stock units awarded under MNG’s Career RSU Plan);
(xv)	take any action pursuant to the proviso of the definition of the Bay Area Business in the Restated Certificate;
(xvi)	purchase or redeem equity securities of MNG (other than pursuant to (w) agreements previously approved by Hearst, (x) MNG’s Career RSU Plan, (y) employment and other agreements with Messrs. Singleton and Lodovic in effect prior to the Effective Date and (z) Section 7(a) or 7(b) of Part A of Article FOURTH of the Restated Certificate;
(xvii)	amend the Restated Charter in a manner adverse to the rights and preferences of the Class C Common Stock; or
(xviii)	take any other action that requires an adjustment of the Class C Allocation Percentage pursuant to Section 8 of Part A of Article FOURTH of the Restated Certificate (other than as permitted under other clauses of this Section 8.02).
     (b) Hearst shall receive copies of monthly financial statements relating to the Non-Bay Area Business at the same time as monthly financial statements relating to MNG are furnished to the management of MNG. The management of MNG will make themselves available to Hearst at least quarterly to review monthly financial operating results and projections of future performance of the Non-Bay Area Business. Hearst shall also receive annual audited financial statements of the Non-Bay Area Business within one hundred-twenty (120) days after the end of MNG’s fiscal year. Such audited financial statements shall be accompanied by audited financial statements of MNG which include a set of consolidating financial statements of the Bay Area Business and Non-Bay Area Business. Such consolidating financial statements will be accompanied by the opinion of MNG’s auditors to the effect that such information has been subjected to the auditing procedures applied in their audits of the basic financial statements and, in their opinion, is fairly stated in all materials respects in relation to the basic financial statements taken as a whole.
     (c) Hearst shall be invited to the budget review meetings of the Non-Bay Area Business. The annual operating budgets and capital plans of the Non-Bay Area Business will be submitted to Hearst for its review and approval prior to their submission to MNG’s Board of Directors for its approval; provided, however, that if by the first day of any fiscal year the annual operating budget of the Non-Bay Area Business for such fiscal year shall not have been approved by Hearst, then the expenses in the annual operating budget of the Non-Bay Area Business in effect for the preceding fiscal year, as adjusted to reflect the year-to-year increase in the Bureau of Labor Standards Consumer Price Index [for All Urban Consumer (CPI-U), U.S. City Average, All Items] (or any similar index which may replace that index) during the preceding year shall become the annual operating budget of the Non-Area Business for such fiscal year.
     (d) To the extent MNG has such rights, (i) MNG shall consult with Hearst prior to terminating the employment of the most senior publishing employee at any newspaper with annual revenue in excess of $25,000,000 included in the Non-Bay Area Business and (ii) Hearst shall have the right to approve the hiring of any individual as the most senior publishing employee at any newspaper with annual revenue in excess of $25,000,000 included in the Non-Bay Area Business, and the terms of his or her employment, including but not limited to compensation; provided, however, that if Hearst does not approve the hiring or the terms of employment of any such individual proposed by MNG, MNG may then, in its sole discretion, after consulting with Hearst, hire any other individual as the most senior publishing employee at the applicable newspaper on such terms as MNG may, in its sole discretion, deem appropriate.
     (e) In exercising its rights under this Section 8.02, Hearst (and Hearst Permitted Transferees) shall be deemed to owe MNG and the Class A Shareholders the same fiduciary duties as are owed by a member of a board of directors of a Delaware corporation.
     8.03 Boards of Directors of Entities Comprising the Non-Bay Area Business. For so long as Hearst and the Hearst Permitted Transferees own shares of Class C Common Stock and

the Class C Allocation Percentage is at least      percent (___%) [50% of the initial Class C Allocation Percentage], Hearst shall be entitled to designate from time to time one (1) director (the identity of whom shall be reasonably acceptable to the Board of Directors of MNG) serving on the Board of Directors of each Subsidiary of MNG (other than California Newspapers Partnership, a Delaware General Partnership (“CNP”), any Subsidiary holding assets comprising part of the Bay Area Business, any Subsidiary managing CNP or any such Subsidiary, and their successors) (“Applicable Subsidiaries”); provided, however, that with respect to any Applicable Subsidiary that is not wholly owned by MNG, the number of directors that may be designated by Hearst shall equal the product of the total number of directors that MNG is entitled to designate to the applicable Board of Directors multiplied by twenty percent (20%), rounded down to the next whole number; provided that in the event that MNG is entitled to appoint less than five (5) members of the Board of Directors of such non-wholly owned Subsidiary, MNG shall use its reasonable efforts to afford a representative of Hearst observer rights at meetings of the Board of Directors of such Subsidiary. In the event that any director designated by Hearst resigns from the applicable Board of Directors, Hearst may designate his or her successor (the identity of whom shall be reasonably acceptable to the Board of Directors of MNG). To the extent within MNG’s power, no director designated by Hearst may be removed from the applicable Board of Directors without Hearst’s prior written consent (or Hearst’s written direction to do so). To the extent within MNG’s power, MNG shall take all actions necessary or, in the case of non-wholly owned Subsidiaries, shall use its reasonable efforts, from time to time to cause Hearst’s designees to be elected to the Boards of Directors of the Applicable Subsidiaries in accordance with this Section 8.03. Hearst’s nominees for such directorships are identified in Exhibit A attached hereto.

     8.04 Dividends.
     (a) During any period in which either (i) there is indebtedness allocated to both the Bay Area Business and the Non-Bay Area Business, or (ii) there is no indebtedness allocated to the Non-Bay Area Business or MNG has reserved funds sufficient to fully satisfy all such indebtedness, the Board of Directors shall not, without the consent of Hearst, declare a dividend on the Class A Common Stock from the cash flow of the Bay Area Business (other than as described in the following proviso) unless the Board of Directors shall also declare a dividend on the Class A Common Stock and Class C Common Stock out of the cash flow of the Non-Bay Area Business (the “Non-Bay Area Dividend”) equal to the same percentage of after-tax cash flow over the relevant period of the Non-Bay Area Business; provided, however, that (x) the amount of the Non-Bay Area Dividend shall not be required to exceed the funds legally available therefor and (y) the Board of Directors may declare dividends on the Class A Common Stock out of assets of the Bay Area Business in amounts of up to $10,000,000 in each of the five (5) fiscal years commencing with the Company’s fiscal year ended June 30, 2008, without declaring a dividend on the Class C Common Stock (it being understood that such dividends shall not require any dividends to be declared on the Class C Common Stock at any time), and to the extent that such dividends are not declared, the undeclared amount shall be carried forward and increase such amount for the next fiscal year (including fiscal years beyond the fifth such fiscal year). Any Non-Bay Area Dividend shall be apportioned between the Class A Common Stock and the Class C Common Stock in the manner described in Section 3(d)(ii) of Part A of Article FOURTH of the Restated Certificate.
     (b) During any period in which there is no indebtedness allocated to the Non-Bay Area Business or MNG has reserved funds allocated to the Non-Bay Area Business sufficient to fully satisfy all such indebtedness, the Company shall declare and pay dividends on an annual basis out of the assets of the Non-Bay Area Business legally available therefor, in an aggregate amount equal to the cash flow thereof for such period, less amounts reserved to meet capital expenditure requirements, expected liabilities and working capital needs, taxes and other approved expenditures, in each case of the Non-Bay Area Business, provided that such dividends shall not exceed the amount (i) legally available therefor or (ii) permitted under the Company’s debt instruments or indentures.
     8.05 William Dean Singleton. William Dean Singleton covenants that he shall not acquire an equity interest in any newspaper or other advertising-supported business (other than MNG and Fairbanks Daily News Miner, Inc.) with a value in excess of $250,000 unless and until (i) he notifies MNG (an “Investment Notice”) in advance of the potential acquisition (the “Investment”), which notice shall set forth the purchase price and any other principal terms thereof, and affords MNG the opportunity to make such investment, and (ii) whether or not Hearst’s approval is required for MNG to make such investment, Hearst does not approve of MNG making such investment. If MNG notifies Mr. Singleton that Hearst has approved MNG’s making such investment, then Mr. Singleton shall refrain from making the Investment; provided, however, that if consummation of the Investment is subsequently abandoned by MNG, Mr. Singleton shall be free to make the Investment without any further notification to MNG pursuant to this Section 8.05. With respect to any Investment, MNG shall notify Mr. Singleton of Hearst’s determination within twenty (20) days after its receipt of the applicable Investment Notice. Notwithstanding the foregoing, in no event shall Mr. Singleton make any investment in any business that would in any material respect interfere with his devoting his full business time and attention to MNG during the term of his full time employment with MNG. 1
     8.06 No Rights Concerning Bay Area Business. Notwithstanding anything in this Agreement to the contrary, nothing herein shall afford any Class C Shareholder in its capacity as such any management, information or other rights with respect to the Bay Area Business or MNG generally.
9. MISCELLANEOUS
     9.01 Notices. All notices and other communications hereunder shall be in writing and deemed to have been duly given if delivered by hand or mailed, postage prepaid by certified mail, return receipt requested to the following Persons and addresses:

(a)	To MNG or William Dean Singleton:	W. Dean Singleton, Vice Chairman, Chief Executive Officer and President 1560 Broadway, Suite 2100 Denver, Colorado 80202 Facsimile: (303) 894-9340

	With A Copy To:	Howell E. Begle, Jr., Esq. Hughes Hubbard & Reed LLP 1775 I Street, N.W. Washington, D.C. 20006-2401 Facsimile: (202) 721-4646

and

James Modlin, Esq. Hughes Hubbard & Reed LLP One Battery Park Plaza New York, NY 10004 Facsimile: (202) 422-4726

[1]	Subject to review by Mr. Singleton.

(b)	To The Scudder Family Voting Trust, The Jean L. Scudder Irrevocable Trust, The Scudder Family 1987 Trust, Jean Scudder	Jean L. Scudder 193 Old Kents Hill Road Readfield, Maine 04335

	With A Copy To:	Frederick W. Rose, Esq. Cooper, Rose & English. LLP 20 Bingham Avenue Rumson, New Jersey 07760 Facsimile: (732) 758-1879

(c)	To Charles A. Scudder:	Dr. Charles A. Scudder 4625 SW 29th Ave. Portland, OR 97239

	With A Copy To:	Frederick W. Rose, Esq. Cooper, Rose & English. LLP 20 Bingham Avenue Rumson, New Jersey 07760 Facsimile: (732) 758-1879

(d)	To Elizabeth H. Difani, The Miguel Difani Irrevocable Trust, The Chipeta Difani Irrevocable Trust, The Katya Difani Irrevocable Trust:	Mrs. Elizabeth H. Difani 6000 Apple Road Route 1, Box 138 Polson, MT 59860

	With A Copy To:	Frederick W. Rose, Esq. Cooper, Rose & English. LLP 20 Bingham Avenue Rumson, New Jersey 07760 Facsimile: (732) 758-1879

(e)	To Carolyn Miller, The Jennifer Miller Irrevocable Trust, The Katherine Miller Irrevocable Trust:	Mrs. Carolyn Miller 926 South Waterloo Road Devon, PA 19333

	With A Copy To:	Frederick W. Rose, Esq. Cooper, Rose & English. LLP 20 Bingham Avenue Rumson, New Jersey 07760 Facsimile: (732) 758-1879

(f)	To The Singleton Family Voting Trust:	Howell E. Begle, Jr., Esq. Hughes Hubbard & Reed LLP 1775 I Street, N.W. Washington, D.C. 20006-2401 Facsimile: (202) 721-4646

(g)	To The Singleton Family Revocable Trust:	Howell E. Begle, Jr., Esq. Hughes Hubbard & Reed LLP 1775 I Street, N.W. Washington, D.C. 20006-2401 Facsimile: (202) 721-4646

	With A Copy To:	Patricia Robinson 1560 Broadway, Suite 2100 Denver, Colorado 80202 Facsimile: (303) 894-9340

(h)	To The Singleton Family Irrevocable Trust:	Howell E. Begle, Jr., Esq. Hughes Hubbard & Reed LLP 1775 I Street, N.W. Washington, D.C. 20006-2401 Facsimile: (202) 721-4646

	With A Copy To:	Patricia Robinson 1560 Broadway, Suite 2100 Denver, Colorado 80202 Facsimile: (303) 894-9340

(i)	To Joseph J. Lodovic, IV:	Joseph J. Lodovic, IV MediaNews Group, Inc. 1560 Broadway, Suite 2100 Denver, Colorado 80202 Facsimile: (303) 894-9340

(j)	To Hearst:	The Hearst Corporation 959 Eighth Avenue New York, NY 10019 Attention: General Counsel Fax No.: (212) 649-2196

	With A Copy To:	Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 Attention: Kathleen L. Werner Fax No.: (212) 878-8526

or to such subsequent Persons and addresses as may be specified by notice.
     9.02 Equitable Relief. The parties hereby acknowledge that monetary damages are insufficient to adequately remedy the damages which will accrue, or which have accrued, to a party hereto by reason of a failure to perform any of the obligations required under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any Person (including MNG) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or personal representative has or have an adequate remedy at law, and such Person shall not advance in any such action or proceeding the claim or defense that such remedy at law exists.
     9.03 Entire Agreement. Except as otherwise expressly provided herein, this Agreement contains the entire agreement among the parties and it may not be modified, changed, or amended unless the same be in writing and signed by all of the parties hereto, or their successors or assigns.
     9.04 Successors and Assigns. All of the terms and conditions herein contained shall bind each of the parties hereto, their successors, assigns, distributees, legatees, heirs, executors, administrators and personal representatives and also any receiver or trustee in bankruptcy or insolvency.
     9.05 Brokerage and Expenses. The parties hereto agree to pay their respective expenses incurred in connection with this Agreement. Each of the parties represents that it has had no dealings in connection with this transaction with any finder, broker or other third party who may have a claim against any of the other parties hereto arising out of or in connection with any of the transactions contemplated by this Agreement; and each agrees to indemnify the others against and hold the others harmless from any and all liabilities (including without limitation, cost of counsel) to any Persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of, or loss of investment rights or opportunity caused by, the indemnifying party in connection with this Agreement or the transactions contemplated hereby.
     9.06 Waivers. The terms, covenants, representations, warranties or conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. Notwithstanding the foregoing, (i) a waiver of rights of all Class A Shareholders hereunder shall be effective if executed by (x) Class A Shareholders holding at least seventy-five percent (75%) of the shares of Class A Common Stock held by all Class A Shareholders and (y) Hearst, if Hearst or any Hearst Permitted Transferee is then a Class A Shareholder, and (ii) a waiver of rights of all Class C Shareholders hereunder shall be effective if executed by Class C Shareholders holding at least a majority of the shares of Class C Common Stock held by all Class C Shareholders. No waiver by any party of any breach of any term, covenant, representation, condition or warranty contained in this Agreement, whether by contract or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any other breach of any other term, covenant, representation, condition or warranty contained in this Agreement.
     9.07 Amendment. This Agreement may be amended only by a written instrument executed by (i) Shareholders holding at least seventy-five percent (75%) of the shares of Class A Common Stock held by all Class A Shareholders and (ii) Hearst.
     9.08 Announcement. Such public announcement or “release” describing the transactions provided for herein as may be required by applicable law or regulation shall be made (and jointly agreed to) by MNG and Hearst. No other public announcement or release with respect to the transactions provided for herein shall be made by any party, unless the same shall be approved in advance by the other parties hereto.
     9.09 Captions and Pronouns. The captions appearing in this Agreement are included solely for the convenience of the parties and shall not be given any effect in construing this Agreement. Wherever singular pronouns are used herein, the same shall include the plural, and vice versa, and wherever words of any gender are used herein, such words shall include other genders.
     9.10 Choice of Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to the conflict of laws provisions thereof.
     9.11 Counterparts. This Agreement may be executed in one or more counterparts and by facsimile signatures, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.
     9.12 Termination of Prior Shareholders’ Agreement. Effective as of the date of this Agreement, the Prior Shareholders’ Agreement is hereby terminated and of no further force or effect (other than any obligations of any party thereto which accrued prior to the date of this Agreement), provided, this Section 9.12 shall not serve to eliminate liability arising out of conduct, events or circumstances prior to the date of this Agreement.
     9.13 Regulatory Matters.
     (a) Notwithstanding anything in this Agreement to the contrary, Hearst covenants that it will not have or will give up governing rights with respect to any and all newspapers located in markets where Hearst or any of its Affiliates owns a television station if necessary to comply with Federal Communications Commission cross-ownership rules.

     (b) In the event that any approvals, consents and/or waivers are required to be obtained from any federal, state or local governmental authority in order to permit Hearst or any Hearst Permitted Transferee to own any Class A Common Stock upon conversion of Class C Common Stock pursuant to the Restated Certificate (including, but not limited to, the expiration or termination of the waiting period (and each extension thereof, if any) applicable to such ownership under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) (collectively, “Regulatory Approvals”), the Company and Hearst will each use their reasonable efforts to obtain all such Regulatory Approvals.
     9.14 Parties. During the term of this Agreement, if any Class A Shareholder Transfers in accordance with this Agreement all of the shares of Class A Common Stock owned by such Class A Shareholder, then effective upon such Transfer such Class A Shareholder shall no longer be a party to or bound by this Agreement, provided, this Section 9.14 shall not serve to eliminate liability arising out of conduct, events or circumstances prior to such Transfer. Notwithstanding the foregoing, Hearst shall remain a party to this Agreement for so long as any Hearst Permitted Transferee is a Shareholder hereunder.
     9.15 Certain Definitions. As used in this Agreement:
     (a) “Affiliate” shall mean, with respect to any Person, any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. “control” (including, with correlative meanings, “controlled by”, “under common control with” and “controlling”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the relevant Person (whether through ownership of securities, partnership interests or other ownership interests, by contract, by membership or involvement in the board of directors, management committee or other management structure of such Affiliate, or otherwise).
     (b) “Bay Area Business” shall have the meaning specified in the Restated Certificate.
     (c) “Common Stock” shall mean on any date the outstanding Class A Common Stock, together with outstanding Class B Common Stock and outstanding Class C Common Stock, in each case as if converted into Class A Common Stock on such date.
     (d) “Non-Bay Area Business” shall have the meaning specified in the Restated Certificate.
     (e) “Money Market Investment” shall mean (i) any security issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having a remaining maturity of not more than one year, (ii) any certificate of deposit, eurodollar time deposit and bankers’ acceptance with remaining maturity of not more than one year, any overnight bank deposit, and any demand deposit account, in each case with any lender under the Company’s senior debt facility or with any United States commercial bank having capital and surplus in excess of $500,000,000 and rated B or better by Thomson Bankwatch Inc., (iii) any repurchase obligation with a term of not more than seven (7) days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, and (iv) any commercial paper issued by any lender under the Company’s senior debt facility or the parent corporation of any such lender and any other commercial paper rated A-1 or higher by S&P or Prime-1 by Moody’s Investors Service, Inc. (and any successor thereto) and in any case having a remaining maturity of not more than one year.

     (f) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.
     (g) “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company or partnership a majority or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are, directly or indirectly, owned by such Person.

     IN WITNESS WHEREOF, the parties have entered into this amended and restated Agreement as of the date and year first shown above.

MEDIANEWS GROUP, INC.
By:
William Dean Singleton, Vice Chairman & CEO

William Dean Singleton, Individually

THE SINGLETON FAMILY VOTING TRUST FOR MEDIANEWS GROUP, INC.
By:
Howell E. Begle, Jr., Trustee

THE SINGLETON FAMILY IRREVOCABLE TRUST
By:
Howell E. Begle, Jr., Trustee

By:
Patricia Robinson, Trustee

THE SINGLETON FAMILY REVOCABLE TRUST
By:
William Dean Singleton, Trustee

By:
Howell E. Begle, Jr., Trustee

Joseph J. Lodovic, IV, Individually

THE SCUDDER FAMILY VOTING TRUST FOR MEDIANEWS GROUP, INC.
By:
Jean L. Scudder, Trustee

THE JEAN L. SCUDDER IRREVOCABLE TRUST
By:
Jean L. Scudder, Trustee

THE SCUDDER FAMILY 1987 TRUST
By:
Jean L. Scudder, Trustee

Jean L. Scudder, Individually

Charles Scudder, Individually

Carolyn Miller, Individually

THE JENNIFER MILLER IRREVOCABLE TRUST
By:
Carolyn Miller, Trustee

THE KATHERINE MILLER IRREVOCABLE TRUST
By:
Carolyn Miller, Trustee

/s/
Elizabeth Difani, Individually

THE MIGUEL DIFANI IRREVOCABLE TRUST
By:
Elizabeth Difani, Trustee

THE CHIPETA DIFANI IRREVOCABLE TRUST
By:
Elizabeth Difani, Trustee

THE KATYA DIFANI IRREVOCABLE TRUST
By:
Elizabeth Difani, Trustee

THE HEARST CORPORATION
By:

C-48